                                                                    EXHIBIT 99.2

                                                                  EXECUTION COPY





                          SECOND-LIEN CREDIT AGREEMENT

                           dated as of March 29, 2004,


                                      among

                            WEEKLY READER CORPORATION
                                       and
                             COMPASSLEARNING, INC.,
                                as the Borrowers,

                                 WRC MEDIA INC.,
                                 as a Guarantor,

                VARIOUS FINANCIAL INSTITUTIONS FROM TIME TO TIME

                                 PARTIES HERETO,

                                 as the Lenders,

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                             as Joint Lead Arrangers
                                       and
                               Joint Book Runners,

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                            as the Syndication Agent,

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
                  as the Administrative Agent for the Lenders,

                                       and

                             BANK OF AMERICA, N.A.,
                   as the Documentation Agent for the Lenders.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I             DEFINITIONS AND ACCOUNTING TERMS...........................................................1

         SECTION 1.1           Defined Terms.....................................................................1
         SECTION 1.2           Use of Defined Terms.............................................................31
         SECTION 1.3           Cross-References.................................................................31
         SECTION 1.4           Accounting and Financial Determinations..........................................31

ARTICLE II            COMMITMENTS, BORROWING PROCEDURES AND NOTES...............................................31

         SECTION 2.1           Commitments......................................................................31
         SECTION 2.2           Borrowing Procedures.............................................................32
         SECTION 2.3           Continuation and Conversion Elections............................................32
         SECTION 2.4           Funding..........................................................................32
         SECTION 2.5           Register; Notes..................................................................32

ARTICLE III           REPAYMENTS, PREPAYMENTS AND INTEREST......................................................34

         SECTION 3.1           Repayments and Prepayments; Application..........................................34
         SECTION 3.2           Interest Provisions..............................................................37

ARTICLE IV            CERTAIN LIBO RATE AND OTHER PROVISIONS....................................................39

         SECTION 4.1           LIBO Rate Lending Unlawful.......................................................39
         SECTION 4.2           Deposits Unavailable.............................................................39
         SECTION 4.3           Increased LIBO Rate Loan Costs, etc..............................................39
         SECTION 4.4           Funding Losses...................................................................40
         SECTION 4.5           Increased Capital Costs..........................................................40
         SECTION 4.6           Taxes............................................................................41
         SECTION 4.7           Payments, Computations, etc......................................................44
         SECTION 4.8           Sharing of Payments..............................................................44
         SECTION 4.9           Setoff...........................................................................45
         SECTION 4.10          Replacement of Lenders...........................................................45

ARTICLE V             CONDITIONS PRECEDENT......................................................................46

         SECTION 5.1           Closing Date Conditions..........................................................46

ARTICLE VI            REPRESENTATIONS AND WARRANTIES............................................................50

         SECTION 6.1           Organization, etc................................................................50
         SECTION 6.2           Due Authorization, Non-Contravention, etc........................................51
         SECTION 6.3           Government Approval, Regulation, etc.............................................51
         SECTION 6.4           Validity, etc....................................................................51
         SECTION 6.5           Financial Information............................................................51
         SECTION 6.6           No Material Adverse Change.......................................................52
         SECTION 6.7           Litigation, Labor Controversies, etc.............................................52
         SECTION 6.8           Subsidiaries.....................................................................52
         SECTION 6.9           Ownership of Properties..........................................................52
         SECTION 6.10          Taxes............................................................................53

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
                                                                                                               ----
         SECTION 6.11          Pension and Welfare Plans........................................................53
         SECTION 6.12          Environmental Warranties.........................................................53
         SECTION 6.13          Accuracy of Information..........................................................54
         SECTION 6.14          Regulations U and X..............................................................54
         SECTION 6.15          Issuance of Subordinated Debt; Status of Obligations as Senior Debt, etc.........54
         SECTION 6.16          Solvency.........................................................................55
         SECTION 6.17          Capitalization...................................................................55

ARTICLE VII           COVENANTS.................................................................................56

         SECTION 7.1           Affirmative Covenants............................................................56
         SECTION 7.2           Negative Covenants...............................................................62

ARTICLE VIII          EVENTS OF DEFAULT.........................................................................73

         SECTION 8.1           Listing of Events of Default.....................................................73
         SECTION 8.2           Action if Bankruptcy.............................................................76
         SECTION 8.3           Action if Other Event of Default.................................................76

ARTICLE IX            THE ARRANGERS AND AGENTs..................................................................76

         SECTION 9.1           Actions..........................................................................76
         SECTION 9.2           Funding Reliance, etc............................................................77
         SECTION 9.3           Exculpation......................................................................77
         SECTION 9.4           Successor........................................................................77
         SECTION 9.5           Loan made by each Arranger and the Administrative Agent..........................78
         SECTION 9.6           Credit Decisions.................................................................78
         SECTION 9.7           Copies, etc......................................................................78
         SECTION 9.8           Reliance by Arrangers and the Administrative Agent...............................79
         SECTION 9.9           Defaults.........................................................................79
         SECTION 9.10          Documentation Agent and Syndication Agent........................................79
         SECTION 9.11          Appointment of Supplemental Agents, Sub-Agents; etc..............................80

ARTICLE X             GUARANTY..................................................................................81

         SECTION 10.1          Guaranty.........................................................................81
         SECTION 10.2          Acceleration.....................................................................81
         SECTION 10.3          Guaranty Absolute, etc...........................................................81
         SECTION 10.4          Reinstatement, etc...............................................................82
         SECTION 10.5          Waiver, etc......................................................................83
         SECTION 10.6          Postponement of Subrogation, etc.................................................83
         SECTION 10.7          Successors, Transferees and Assigns; Transfers of Notes, etc.....................83

ARTICLE XI            MISCELLANEOUS PROVISIONS..................................................................84

         SECTION 11.1          Waivers, Amendments, etc.........................................................84
         SECTION 11.2          Notices; Time....................................................................86
         SECTION 11.3          Payment of Costs and Expenses....................................................86

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               Page
                                                                                                               ----
         SECTION 11.4          Indemnification..................................................................86
         SECTION 11.5          Survival.........................................................................88
         SECTION 11.6          Severability.....................................................................88
         SECTION 11.7          Headings.........................................................................88
         SECTION 11.8          Execution in Counterparts, Effectiveness, etc....................................88
         SECTION 11.9          Governing Law; Entire Agreement..................................................88
         SECTION 11.10         Successors and Assigns...........................................................89
         SECTION 11.11         Sale and Transfer of Second-Lien Loans; Participations in Notes..................89
         SECTION 11.12         Reorganization Transaction.......................................................92
         SECTION 11.13         Confidentiality..................................................................93
         SECTION 11.14         Other Transactions...............................................................94
         SECTION 11.15         Patriot Act......................................................................94
         SECTION 11.16         Intercreditor Agreement..........................................................94
         SECTION 11.17         Independence of Covenants........................................................94
         SECTION 11.18         Release of Subsidiary Guarantors.................................................94
         SECTION 11.19         Forum Selection and Consent to Jurisdiction......................................95
         SECTION 11.20         Waiver of Jury Trial.............................................................95


SCHEDULE I            -    Disclosure Schedule
SCHEDULE II           -    Percentages
SCHEDULE III          -    LIBOR Office and Notice Addresses for Lead Arrangers
EXHIBIT A             -    Form of Note
EXHIBIT B             -    Form of Borrowing Request
EXHIBIT C             -    Form of Continuation/Conversion Notice
EXHIBIT D             -    Form of Closing Date Certificate
EXHIBIT E             -    Form of Compliance Certificate
EXHIBIT F             -    Form of Security and Pledge Agreement
EXHIBIT G             -    Form of Perfection Certificate
EXHIBIT H-1           -    Form of Mortgage
EXHIBIT H-2           -    [Reserved]
EXHIBIT I             -    Form of Intercreditor Agreement
EXHIBIT J             -    Form of Subsidiary Guaranty
EXHIBIT K             -    Form of Interco Subordination Agreement
EXHIBIT L             -    Form of Lender Assignment Agreement

                          SECOND-LIEN CREDIT AGREEMENT


         THIS SECOND-LIEN CREDIT AGREEMENT, dated as of March 29, 2004 (the "Agreement"), is made by and among WEEKLY READER CORPORATION, a Delaware corporation ("WRC"), and COMPASSLEARNING, INC., a Delaware corporation ("CLI" and, together with WRC, the "Borrowers"), WRC MEDIA INC., a Delaware corporation and the parent of the Borrowers ("Holdings"), as a guarantor, the various financial institutions and other Persons from time to time parties hereto (the "Lenders"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands branch ("CSFB"), and BANC OF AMERICA SECURITIES LLC ("BAS"), as joint book running managers and joint lead arrangers (CSFB and BAS, in such capacities being, collectively, the "Arrangers"), GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), as the syndication agent (in such capacity, the "Syndication Agent"), CSFB, as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders, and BANK OF AMERICA, N.A., as the documentation agent (in such capacity, the "Documentation Agent") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, the Borrowers and Holdings have requested that the Lenders extend loans to the Borrowers in order to (i) prepay in full all term loans and revolving loans outstanding (without a corresponding reduction in revolving loan commitments therein) under the First-Lien Facility (defined below), (ii) pay transaction expenses related to the transactions contemplated by this Agreement (including with respect to the First-Lien Facility) and (iii) provide for the general working capital purposes of the Borrowers and their Subsidiaries (defined below);

         WHEREAS, the Obligations (defined below) will be secured by a second-priority lien on the collateral securing the First-Lien Facility but will rank equally in right of payment with all payment obligations under the First-Lien Facility and will not be subordinated in any respect to the First-Lien Facility; and

         WHEREAS, the Lenders are willing to make such loans available upon and subject to the terms and conditions contained herein.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (provided that a Borrower or one of its Subsidiaries is the surviving entity).

         "Administrative Agent" is defined in the preamble and includes each other Person appointed as the successor Administrative Agent pursuant to Section 9.4.

         "Affected Lender" is defined in Section 4.10.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

         "Affiliate Lender Assignment" is defined in clause (a) of Section 11.11.1.

         "Agreement" is defined in the preamble.

         "AGS" means American Guidance Service, Inc., a Minnesota corporation.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/16 of 1%) equal to the higher of (i) the Base Rate in effect on such day, and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Changes in the rate of interest on that portion of any Second-Lien Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate; provided, that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

         "Amendment No. 2 to the First-Lien Facility" means Amendment No. 2 to the First-Lien Facility, dated as of March 29, 2004, by and among the Borrowers, Holdings, the First-Lien Agents and the lenders parties thereto.

         "Applicable Margin" means, with respect to (i) Base Rate Loans, a rate of 4.00% per annum and (ii) LIBO Rate Loans, a rate of 5.00% per annum.

         "Arrangers" is defined in the preamble.

         "Assignee Lender" is defined in Section 11.11.1.

         "Assignor Lender" is defined in Section 11.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers, general parties or managing members (as applicable) whose signatures and incumbency shall have been certified to the Arrangers and the Lenders pursuant to Section 5.1.1.

         "BAS" is defined in the preamble.

         "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York, New York as its base rate for U.S. dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "Base Rate Loan" means a Second-Lien Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Borrowers" is defined in the preamble.

         "Borrowing" means the borrowing of the Second-Lien Loans on the Closing Date and, in the case of LIBO Rate Loans, any such Second-Lien Loans made or continued on the same Business Day and pursuant to the same Borrowing Request or Continuation/Conversion Notice, as the case may be, and having the same Interest Period.

         "Borrowing Request" means a Second-Lien Loan request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the London interbank eurodollar market.

         "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of Holdings, the Borrowers and their respective Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, plus all capitalized software development costs and capitalized prepublication costs (in each case determined in accordance with GAAP) incurred during such period. It is further agreed and understood by the parties hereto that capital expenditures made by acquisition of all the Capital Securities of an entity that owns fixed or capital assets will also be considered to constitute "Capital Expenditures".

         "Capital Securities" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date.

         "Capitalized Lease Liabilities" means all monetary obligations of Holdings, either Borrower or any of their respective Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States of America or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America or a State thereof) maturing not more than six months after such time;

                  (b) commercial paper maturing not more than 180 days from the date of issue, which is issued by

                           (i) a corporation (other than an Affiliate of any
                  Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's, or

                           (ii) any Lender (or its holding company);

                  (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than six months after its date of issuance, which is issued by either

                           (i) any domestic office of any bank organized under
                  the laws of (A) the United States (or any State thereof) or
                  (B) any other member of the OECD, and, in each case, which has
                  (x) a credit rating of A2 or higher from Moody's or A or higher from S&P and (y) a combined capital and surplus greater than $500,000,000, or

                           (ii) any Lender;

                  (d) any repurchase agreement having a term of 7 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which

                           (i) is secured by a fully perfected security interest
                  in any obligation of the type described in clause (a), and

                           (ii) has a market value at the time such repurchase
                  agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; or

                  (e) shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and that invest solely in one or more of the types of securities described in clauses (a) through (c) above.

         "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of Holdings, either Borrower or any of their respective Subsidiaries.

         "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by Holdings, either Borrower or any of their respective Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than any Secured Party) which holds a first-priority Lien permitted by Section
7.2.3 (other than any such Lien securing First-Lien Obligations) on the property which is the subject of such Casualty Event.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Certificates of Designation" means, collectively, the Holdings Certificate of Designation, the WRC Certificate of Designation, the CLI Certificate of Designation and the Holdings Junior Certificate of Designation.

         "Change in Control" means

                  (a) the failure of Ripplewood to own, directly or indirectly, beneficially and of record on a fully diluted basis, at least 51% of the outstanding Voting Securities of EAC III, such Voting Securities to be held free and clear of all Liens; or

                  (b) at any time prior to the creation of a Public Market, the failure of EAC III or Ripplewood to own, directly or indirectly, beneficially and of record on a fully diluted basis, at least 51% of the outstanding Voting Securities of Holdings (other than the PIK Preferred Equity, if any (and any preferred stock having identical terms thereto that is issued by Holdings to the holders thereof)) free and clear of all Liens; or

                  (c) at any time after the creation of a Public Market relating to Holdings or WRC, any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), other than Ripplewood or any other Common Equity Securities Investor, shall become the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 20% of the Voting Securities of Holdings (other than the PIK Preferred Equity, if any (and any preferred stock having identical terms thereto that is issued by Holdings to the holders thereof)) or WRC (other than the WRC Mirror PIK Preferred Equity, if any, and the WRC PIK Preferred Equity, if any (and any preferred stock having identical terms thereto that is issued by WRC to the holders thereof)), as the case may be; or

                  (d) the first day on which a majority of the members of the Board of Directors of Holdings or either Borrower are not Continuing Directors; or

                  (e) at any time prior to the creation of a Public Market, (i) prior to the Permitted Common Stock Exchange, the failure of Holdings at any time to directly own beneficially and of record on a fully diluted basis at least 78.80% and (ii) following the Permitted Common Stock Exchange, the failure of Holdings at any time to directly own beneficially and of record on a fully diluted basis at least 74.78%, in each case, of the outstanding Voting Securities of WRC (other than the WRC Mirror PIK Preferred Equity, if any, and the WRC PIK Preferred Equity, if any (and any preferred stock having identical terms thereto that is issued by WRC to the holders thereof in exchange therefor)), such Voting Securities to be held free and clear of all Liens (other than Liens granted under a Loan Document); or

                  (f) the failure of Holdings and WRC, individually or collectively, at any time to directly own beneficially and of record on a fully diluted basis 83.90% of the outstanding Voting Securities of CLI (other than the CLI PIK Preferred Equity, if any (and any preferred stock having identical terms thereto that is issued by CLI to the holders thereof in exchange therefor)), such Voting Securities to be held free and clear of all Liens (other than Liens granted under a Loan Document); or

                  (g) (i) prior to the Permitted Common Stock Exchange, the failure of at least 78.80%, and (ii) following the Permitted Common Stock Exchange, the failure of at least 74.78%, in each case, of the outstanding Voting Securities of WRC (other than the WRC Mirror PIK Preferred Equity, if any, and the WRC PIK Preferred Equity, if any (and any preferred stock having identical terms thereto that is issued by WRC to the holders thereof in exchange therefor)) to be pledged by the holder(s) thereof to secure the Obligations under the Security and Pledge Agreement, provided, however, that after the creation of a Public Market of WRC, each such percentage of WRC's Voting Securities shall be equitably adjusted based upon the amount of Voting Securities issued in connection with a Public Offering of WRC; or

                  (h) the failure of the holders thereof to pledge at least 83.90% of the outstanding Voting Securities of CLI (other than the CLI PIK Preferred Equity, if any (and any preferred stock having identical terms thereto that is issued by CLI to the holders thereof in exchange therefor)) to secure the Obligations under the Security and Pledge Agreement; or

                  (i) the occurrence of any "Change of Control" (or similar term) under (and as defined in) any Sub Debt Document or First-Lien Document.

         "ChildU" means ChildU, Inc., a Florida corporation.

         "ChildU Agreement" means the agreement and plan of merger dated as of May 9, 2001, among Holdings, CU Acquisition, Inc., a Florida corporation, and ChildU.

         "CLI" is defined in the preamble.

         "CLI Certificate of Designation" means a certificate of designation substantially in the form of the certificate of designation described in clause
(i) of the definition of the term "WRC Certificate of Designation" and relating to the CLI PIK Preferred Equity.

         "CLI PIK Preferred Equity" means pay-in-kind preferred stock of CLI, for which the PIK Preferred Equity is exchangeable.

         "CLI Warrants" means the warrants received by the PIK Preferred Equity Holders to acquire not more than 13.1% of the common stock of CLI on a fully-diluted basis in connection with the issuance by Holdings of the PIK Preferred Equity.

         "Closing Date" means March 29, 2004.

         "Closing Date Certificate" means, collectively, the officer's certificate executed and delivered by an authorized officer of each of Holdings, each Borrower and each Subsidiary Guarantor pursuant to Section 5.1.4 substantially in the form of Exhibit D.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Collateral Agent" means Bank of America, N.A., as the administrative agent under the First-Lien Facility, or any successor or replacement administrative agent thereunder; provided that any such successor or replacement administrative agent shall have agreed to be bound by the terms of the Intercreditor Agreement as the successor or replacement administrative agent under the First-Lien Facility.

         "Common Equity Securities Investors" means, collectively, Ripplewood, its Affiliates and co-investors (including SG Capital Partners and Lexington Partners).

         "Compliance Certificate" means a certificate duly completed and executed by the chief financial or accounting Authorized Officer of Holdings, substantially in the form of Exhibit E hereto, together with such changes thereto as the Arrangers may from time to time request for the purpose of monitoring Holdings' and the Borrowers' compliance with the financial covenants contained herein.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit C hereto.

         "Continuing Director" means, as of any date of determination, any member of the Board of Directors of Holdings or either Borrower who (i) was a member of the Board of Directors of such Obligor on the Closing Date or (ii) was nominated for election or elected to the Board of Directors of such Obligor with the approval of a majority of the Continuing Directors who were members of the Board of Directors of such Obligor at the time of such nomination or election.

         "control" of a Person (and its derivatives) means the power, directly or indirectly, (i) to vote 10% or more of the Capital Securities (on a fully diluted basis) of such Person, having ordinary voting power for the election of directors, managing members or general partners (as applicable), or (ii) to direct or cause the direction of the management and policies of such Person (whether by contract or otherwise).

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with Holdings or either Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

         "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit D to the Security and Pledge Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "CSFB" is defined in the preamble.

         "Current Assets" means, on any date, without duplication, all assets which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of Holdings and its Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Borrowers which have arisen from transactions which are other than arm's-length and in the ordinary course of its business).

         "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of Holdings and its Subsidiaries at such date, excluding current maturities of Indebtedness.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the Required Lenders.

         "Disposition" (or similar words such as "Dispose") means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, either of the Borrower's or their respective Subsidiaries' assets (including accounts receivables and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of transactions; provided that the term "Disposition" shall not include any Permitted Equity Exchange.

         "DLJMB" means the DLJ Merchant Banking Partners II, L.P.

         "DLJMB Related Party" means (i) any controlling stockholder, majority (or more) owned Subsidiary, or immediate family member (in the case of an individual) of DLJMB; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of DLJMB and/or such other Persons referred to in the immediately preceding clause
(i).

         "Documentation Agent" is defined in the preamble.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means the office of a Lender designated as its "Domestic Office" on its signature page hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Arrangers and the Borrowers.

         "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

         "EAC III" means EAC III L.L.C., the parent of Holdings.

         "EBITDA" means, for any applicable period, the sum of

                  (a) the excess of (i) the amount of Net Income for such period (excluding any non-cash revenues included in the computation of Net Income) over (ii) the amount of Restricted Payments permitted under clauses (c) and (d) of Section 7.2.6 and made during such period (but only to the extent not deducted in the computation of Net Income in clause (i) above), plus

                  (b) to the extent deducted in determining Net Income, the sum of (i) amounts attributable to amortization, (ii) income tax expense,
         (iii) Interest Expense, (iv) amounts attributable to depreciation of assets, (v) other non-cash, non-recurring charges, (vi) separation costs incurred in connection with the departure of the former Chief Operating Officer and Director of Holdings, (vii) legal and other expenses incurred in connection with the investigation commenced by the SEC in 2003, as reported in Holding's Form 8-K on December 15, 2003 and
         (viii) costs and charges related to the restructuring of various operational functions of the Borrowers and their Subsidiaries, including, without limitation, in respect of the consolidation or rationalization of accounting platforms, warehouse and distribution facilities, human resource management and information technology; provided that (x) the items identified in clauses (vi), (vii) and
         (viii) above shall only be included in the calculation of the amounts set forth in this clause (b) to the extent they do not exceed $8,500,000 in the aggregate and (y) the items identified in clause
         (vii) above shall only be included in the calculation of the amounts set forth in this clause (b) to the extent they do not exceed $3,000,000 in the aggregate.

         "Engagement Letter" means the confidential engagement letter dated January 28, 2004, by and among the Borrowers, CSFB and BAS.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to Sections of ERISA also refer to any successor Sections thereto.

         "Event of Default" is defined in Section 8.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excess Cash Flow" means, for any Fiscal Year, the excess (if any) of

                  (a) EBITDA for such Fiscal Year

over

                  (b) the sum (for such Fiscal Year), without duplication, of
         (i) Interest Expense actually paid in cash by Holdings, the Borrowers and their respective Subsidiaries, (ii) all voluntary or mandatory payments or prepayments of Second-Lien Loans and First-Lien Loans, in each case to the extent actually made; provided that payments and repayments of Revolving Loans (as defined in the First-Lien Facility) shall only be included in this clause (b) to the extent accompanied by a permanent reduction of the Revolving Loan Commitment Amount (as defined in the First-Lien Facility), (iii) all income taxes actually paid in cash by Holdings, the Borrowers and their respective Subsidiaries, (iv) Capital Expenditures actually made by the Borrowers and their respective Subsidiaries in such Fiscal Year, (v) Investments permitted to be made and actually made in cash pursuant to clause (d),
         (g) or (i) of Section 7.2.5, by the Borrowers and their respective Subsidiaries in such Fiscal Year, (vi) Restricted Payments of the types described in clauses (b), (c), (d), and (f) (other than Restricted Payments made by WRC in respect of the WRC Mirror PIK Preferred Equity that are used by Holdings to make scheduled payments of dividends on the PIK Preferred Equity to WRC) of Section 7.2.6 that are permitted to be made and actually made in cash during such Fiscal Year and (vii) payments of interest described in Section 7.2.8(a)(i) that are permitted to be made and actually made in cash during such Fiscal Year;

minus (plus)

                  (c) the amount of the net increase (decrease) of Current Assets, other than cash and Cash Equivalent Investments, over Current Liabilities of Holdings, the Borrowers and their respective Subsidiaries for such applicable period.

         "Exemption Certificate" is defined in clause (e) of Section 4.6.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Filing Agent" is defined in Section 5.1.9.

         "Filing Statements" is defined in Section 5.1.9.

         "Financed Acquisition" means the acquisition by Holdings of 94.9% of the outstanding common stock of WRC pursuant to a Redemption, Stock Purchase and Recapitalization Agreement, dated as of August 13, 1999, as amended by Amendment No. 1 thereto, dated as of October 26, 1999 and Amendment No. 2 thereto, dated as of November 10, 1999, between Holdings and Primedia Inc., a Delaware corporation, for an aggregate purchase price of $396,054,500.

         "First-Lien Agents" collectively means the administrative agent and the syndication agent for the lenders under the First-Lien Facility.

         "First-Lien Documents" collectively means the First-Lien Facility, the Intercreditor Agreement and any other documents or agreements executed and delivered in connection with, or designated as "Loan Documents" under, the First-Lien Facility.

         "First-Lien Facility" means the Amended and Restated Credit Agreement, dated as of May 9, 2001, as amended by Amendment No. 1 thereto, dated as of July 15, 2002, and as amended and restated pursuant to Amendment No. 2 thereto, dated as of March 29, 2004, among the Borrowers, Holdings, the financial institutions from time to time parties thereto as lenders, CSFB, as syndication agent, GECC, as documentation agent, and Bank of America, N.A., as administrative agent, for the lenders, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof and thereof, and any extension, renewal, refunding or refinancing, or any restructuring of the Indebtedness thereunder, or any increase to the amount of Indebtedness thereunder to the extent permitted by clause (b) of Section 7.2.2 hereof; provided that no such extension, renewal, refunding, refinancing, or restructuring shall increase the amount of Indebtedness under the First-Lien Facility above the amounts permitted under Section 7.2.2 hereof.

         "First-Lien Loans" means, as the case may be, any Revolving Loans (as defined in the First-Lien Facility), Swing Line Loans (as defined in the First-Lien Facility) or any other First-Lien Obligations.

         "First-Lien Obligations" means any monetary obligations under the First-Lien Facility, including any Revolving Loans, Swing Line Loans or Letter of Credit Outstandings, in each case as defined in the First-Lien Facility, made or outstanding pursuant thereto.

         "First-Lien Security and Pledge Agreement" means the Security and Pledge Agreement referred to in the First-Lien Facility.

         "First-Lien Termination Date" means, in respect of the First-Lien Facility, the date on which all obligations thereunder have been paid in full in cash and all commitments thereunder and all Liens securing the obligations thereunder have been terminated.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2004 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Foreign Pledge Agreement" means any supplemental pledge agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by either Borrower or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance satisfactory to the Arrangers, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral (as defined in the Security and Pledge Agreement).

         "Foreign Subsidiary" means any Subsidiary of Holdings (a) which is organized under the laws of any jurisdiction outside of the United States of America, (b) which conducts the major portion of its business outside of the United States of America and (c) all or substantially all of the property and assets of which are located outside of the United States of America.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "GECC" is defined in the preamble.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantor" means, as the context may require, Holdings and/or each Subsidiary Guarantor.

         "Hazardous Material" means

                  (a) any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable Environmental Law.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in any Loan Document refer to such Loan Document as a whole and not to any particular Section, paragraph or provision of such Loan Document.

         "Holdings" is defined in the preamble.

         "Holdings Certificate of Designation" means that certain Certificate of Designation, Performance and Rights of 15% Senior Preferred Stock due 2011 of Holdings, dated November 16, 1999 and made pursuant to Section 151 of the General Corporation Law of the State of Delaware.

         "Holdings Junior Certificate of Designation" means that certain Certificate of Designations, Performance and Rights of Junior Participating Cumulative Convertible Preferred Stock of Holdings, dated May 8, 2001 and made pursuant to Section 151 of the General Corporation Law of the State of Delaware.

         "Holdings (Unit) Common Stock" means the common stock of Holdings.

         "Impermissible Qualification" means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of Holdings or either Borrower

                  (a) which is of a "going concern" or similar nature (excluding, however, the "going concern" qualification described in Holdings' current report on Form 8-K filed with the SEC on March 24, 2004 with respect to Holdings' audited financial statements for Fiscal Years 2002 and 2003);

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause Holdings or such Borrower to be in Default.

         "including" and "include" means including without limiting the generality of any description preceding such term, and, for purposes of each Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all Capitalized Lease Liabilities of such Person;

                  (d) net termination value of such Person under all of its Hedging Obligations as if such Hedging Obligations were terminated on the date of the determination of the amount of Indebtedness;

                  (e) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) obligations of such Person arising under Synthetic Leases;

                  (g) Redeemable Capital Stock of such Person; and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 11.4.

         "Indemnified Parties" is defined in Section 11.4.

         "Interco Subordination Agreement" means the Intercompany Subordination Agreement, substantially in the form of Exhibit K hereto, executed and delivered by two or more Obligors pursuant to the terms of this Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Intercompany Note" means, with respect to Holdings, either Borrower or any of their respective Subsidiaries, as the maker thereof, a promissory note substantially in the form of Exhibit A to the Security and Pledge Agreement (with such modifications as the Arrangers may consent to, such consent not to be unreasonably withheld), which promissory note shall evidence all intercompany loans which may be made from time to time by the payee thereunder to such maker and shall be duly endorsed and pledged by the payee in favor of the Administrative Agent.

         "Intercreditor Agreement" means the intercreditor agreement, dated as of March 29, 2004, by and among the Borrowers, Holdings, the Collateral Agent and the Administrative Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Interest Expense" means, for any period, the aggregate interest expense (both accrued and paid) of Holdings, the Borrowers and their respective Subsidiaries for such period, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense (net of interest income and net payments under Hedging Obligations relating to interest rate swaps, caps or collars paid during such period to the Borrowers and their respective Subsidiaries) or made in respect of Hedging Obligations relating to interest rate swaps, caps or collars; provided that, with respect to calculations of the Senior Secured Leverage Ratio and the Leverage Ratio, there shall be excluded from interest expense of Holdings for any period the interest expense of all Unrestricted Subsidiaries for such period.

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Sections 2.2 or
2.3 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six months or, if then available to each applicable Lender, nine or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the applicable Borrower may select in its relevant notice pursuant to Sections 2.2 or 2.3; provided, however, that

                  (a) such Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Second-Lien Loan may end later than the Stated Maturity Date for such Second-Lien Loan.

         "Investment" means, relative to any Person,

                  (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person; and

                  (b) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

         "Junior Preferred Stock" means the shares of junior participating cumulative convertible preferred stock of Holdings issued pursuant to the Holdings Junior Certificate of Designations.

         "Landlord Waiver" means an agreement in favor of the Administrative Agent, for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Arrangers.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit L hereto.

         "Lenders" is defined in the preamble and includes each Person that becomes a Lender pursuant to Section 11.11.1.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against either Arranger, the Administrative Agent, any Lender or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of Holdings, either Borrower or any of their respective Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from Holdings', either Borrower's or any of their respective Subsidiaries' or any of their respective predecessors' properties;

                  (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

                  (c) any violation or claim of violation by Holdings, either Borrower or any of their respective Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by Holdings, either Borrower or any of their respective Subsidiaries, or in connection with any property owned or formerly owned by Holdings, either Borrower or any of their respective Subsidiaries.

         "Leverage Ratio" means, as of any date of determination, the ratio of

                  (a) Total Debt outstanding as of such date of determination to

                  (b) EBITDA computed as of the last day of the Reference Period; provided that, for purposes of determining EBITDA for such applicable Reference Period, Pro Forma Effect shall be given to all Permitted Acquisitions or other acquisitions or dispositions of assets permitted pursuant to this Agreement (other than acquisitions or sales of assets in the ordinary course) and made at any time during such Reference Period or thereafter up to and including such date of determination by any of Holdings, the Borrowers or any of their respective Subsidiaries.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the interest rate per annum for deposits in Dollars, if any, for a period equal to the relevant Interest Period which appears on Telerate Page 3750 at approximately 11:00 a.m., London time, prior to the commencement of such Interest Period. If such a rate does not appear on Telerate Page 3750, the LIBO Rate shall be the rate of interest equal to the average (rounded, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Second-Lien Loan bearing interest, at all times during an Interest Period applicable to such Second-Lien Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Second-Lien Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

              LIBO Rate    =                     LIBO Rate
         (Reserve Adjusted)             -------------------------------
                                        1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means the office of a Lender designated as its "LIBOR Office" on Schedule III attached hereto or in a Lender Assignment Agreement, or such other office designated from time to time by notice from such Lender to the Borrowers and the Arrangers, whether or not outside the United States, which shall be making or maintaining the LIBO Rate Loans of such Lender.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Lifetime" means Lifetime Learning Systems, Inc., a Delaware corporation.

         "Lindy" means Lindy Enterprises, Inc., a Texas corporation.

         "Lindy Acquisition" means the acquisition consummated pursuant to the Lindy Agreement, whereby AGS purchased substantially all of the assets of Lindy.

         "Lindy Agreement" means the asset purchase agreement dated as of May 9, 2001, among AGS, Lindy Acquisition Co., LLC, a Delaware limited liability company, Lindy and certain shareholders of Lindy.

         "Loan Documents" collectively means this Agreement, each Secured Hedging Agreement, the Interco Subordination Agreement, the Intercreditor Agreement, each agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations, the Borrowing Request and each other agreement which specifies that it is a Loan Document and to which Holdings, either Borrower or any Subsidiary Guarantor is a signatory.

         "Management Fees" means all management and similar fees payable to any Person (including Ripplewood) by Holdings, either Borrower or any Subsidiary.

         "Material Adverse Effect" means a material adverse effect on (i) the business, assets, condition (financial or otherwise), operations, performance, properties or prospects of Holdings, the Borrowers and their respective Subsidiaries, taken as a whole, (ii) the rights and remedies of any Secured Party under any Loan Document or (iii) the ability of any Obligor to perform its material Obligations under any Loan Document.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means each mortgage, deed of trust or agreement executed and delivered by any Obligor in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in substantially the form of Exhibit H-1 hereto under which a Lien is granted on the real property and fixtures described therein, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by Holdings, either Borrower or any of their respective Subsidiaries of any Indebtedness (other than Indebtedness permitted by Section 7.2.2), the excess of:

                  (a) the gross cash proceeds received by Holdings, such Borrower or such Subsidiaries from such incurrence, sale or issuance,

over

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such incurrence, sale or issuance which have not been paid to Affiliates of Holdings or either Borrower in connection therewith.

         "Net Disposition Proceeds" means, with respect to any Restricted Asset Disposition of any assets of Holdings, either Borrower or any of their respective Subsidiaries, the excess of

                  (a) the gross cash proceeds received by Holdings, such Borrower or such Subsidiaries from any such Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to such Person in respect thereof, over

                  (b) the sum (without duplication) of (i) all reasonable and customary legal, investment banking, brokerage and accounting and other professional fees and disbursements actually incurred in connection with such Disposition which have not been paid to Affiliates of Holdings or either Borrower in connection therewith, (ii) all taxes and other governmental costs and expenses actually paid or estimated by such Person (in good faith) to be payable in cash in connection with such Disposition, (iii) payments made by such Person to retire Indebtedness (other than (x) Indebtedness constituting any Second-Lien Loans or (y) Indebtedness constituting any Credit Extensions (as defined in the First-Lien Facility)) of such Person where payment of such Indebtedness is required in connection with such Disposition and
         (iv) reserves for purchase price adjustments and retained fixed liabilities that are payable by such Borrower or such Subsidiary in cash to the extent required under GAAP in connection with such Disposition;

provided, however, that if, after the payment of all taxes, purchase price adjustments and retained fixed liabilities with respect to such Disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the amount of taxes, purchase price adjustments and retained fixed liabilities actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

         "Net Equity Proceeds" means with respect to the sale or issuance by Holdings, either Borrower or any of their respective Subsidiaries to any Person (other than Holdings, either Borrower or any of their respective Subsidiaries) of any Capital Securities, warrants or options (other than the sale or issuance by Holdings to EAC III or SGC Partners II LLC of Junior Preferred Stock or Holdings common stock, to the extent the proceeds of such sale or issuance are used to make Investments pursuant to and in compliance with Sections 7.2.5
(h)(ii) and 7.2.5(j)) or the exercise of any such warrants or options (other than pursuant to a Permitted Equity Exchange), the excess of:

                  (a) the gross cash proceeds received by Holdings, such Borrower or such Subsidiaries from such sale, exercise or issuance,

over

                  (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of Holdings or either Borrower in connection therewith.

         "Net Income" means, for any period, the aggregate of all amounts (exclusive of all amounts in respect of any extraordinary gains but including extraordinary losses) which would be included as net income of Holdings on the consolidated financial statements of Holdings for such period, provided that, with respect to calculations of the Senior Secured Leverage Ratio and the Leverage Ratio, there shall be excluded from consolidated net income of Holdings for any period the net income of all Unrestricted Subsidiaries for such period, except to the extent such net income is actually received in cash by Holdings or any of its Subsidiaries that are not Unrestricted Subsidiaries during such period through advances, dividends or other distributions.

         "Non-Domestic Lender" means any Lender that is not a "United States person", as defined under Section 7701(a)(30) of the Code.

         "Non-Excluded Taxes" means any Taxes other than income, franchise or similar Taxes imposed on, or measured by, the net income of a Secured Party by a Governmental Authority in the country or political subdivision therein in which such Secured Party is organized or in which it maintains its applicable lending office or in any other jurisdiction to which a Secured Party has any contact constituting a basis for the imposition of such Taxes, other than a contact arising solely from the Secured Party having executed, delivered, or performed its obligations under, or received a payment under, or enforced this Agreement or any other Loan Document.

         "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Holdings, either Borrower or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (ii) as to which the lenders of such Indebtedness have been notified in writing that they will not have any recourse to the Capital Securities or assets of Holdings, either Borrower or any of the Restricted Subsidiaries (other than Capital Securities of Unrestricted Subsidiaries pledged by either Borrower or a Restricted Subsidiary to secure Debt of such Unrestricted Subsidiary).

         "Note" means a joint and several promissory note of the Borrowers payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Second-Lien Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means (i) all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of Holdings, each Borrower and each other Obligor arising under or in connection with a Loan Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Second-Lien Loans and
(ii) all monetary obligations in respect of overdrafts and related liabilities owed to a Lender or any of its Affiliates and arising from treasury, depositary or cash management services in connection with any automated clearinghouse transfers of funds; provided, however, that, solely for purposes of Article VIII hereof, (x) no obligation of the type described in clause (ii) above shall constitute an "Obligation" for any purpose of such Article VIII, and (y) no failure of Holdings, any Borrower or any other Obligor to pay or perform any obligation of the type described in such clause (ii) shall constitute an Event of Default for any purpose of such Article VIII.

         "Obligor" means, as the context may require, Holdings, each Borrower and each other Person (other than a Secured Party) obligated under any Loan Document and their permitted successors and assigns.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all certificates of designation, shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's partnership interests, limited liability company interests or authorized shares of Capital Securities.

         "Other Taxes" means any and all stamp, documentary or similar taxes, or any other excise or property taxes or similar levies that arise on account of the execution, delivery, registration, recording or enforcement of any Loan Document.

         "Participant" is defined in Section 11.11.2.

         "Patent Security Agreement" means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit B to the Security and Pledge Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Patriot Act" means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.

         "Patriot Act Disclosures" means all documentation and other information which a Lender, if subject to the Patriot Act, is required to provide pursuant to the applicable section of the Patriot Act and which required documentation and information the Arrangers reasonably request in order to comply with their ongoing obligations under applicable "know your customer" and anti-money laundering rules and regulations, including the Patriot Act.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which Holdings, either Borrower or any corporation, trade or business that is, along with Holdings or such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the applicable percentage relating to Second-Lien Loans hereto as set forth on Schedule II or in a Lender Assignment Agreement on file with the Arrangers hereto under the Second-Lien Loan column or set forth in a Lender Assignment Agreement, under the Second-Lien Loan column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its Assignee Lender and delivered pursuant to Section 11.11.1.

         "Perfection Certificate" means the Perfection Certificate executed and delivered by an Authorized Officer of each Obligor that is a party to the Security and Pledge Agreement pursuant to Section 5.1.14 or 7.1.8, substantially in the form of Exhibit G hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Permitted Acquisition" means an Acquisition by any of Holdings, Borrower or any of their respective Restricted Subsidiaries in which the following conditions are satisfied:

                  (a) immediately before and after giving effect to such Acquisition no Specified Default shall have occurred and be continuing or would result therefrom (including under Section 7.2.1); and

                  (b) Holdings shall have delivered to the Arrangers a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such Acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such Acquisition and evidencing compliance with the covenant set forth in Section 7.2.4.

         "Permitted Asset Disposition" means any Disposition consisting of (a) Dispositions of inventory in the ordinary course of business, (b) Dispositions of equipment which, in the aggregate during any Fiscal Year, have a fair market value or book value, whichever is greater, of not more than $2,500,000, (c) Dispositions of property that is substantially worn, damaged, obsolete or, in the judgment of either Borrower, no longer best used or useful in its respective business or that of any of its respective Subsidiaries, (d) leases or subleases of real property and the licensing of intellectual property in the ordinary course of business, (e) Dispositions of property to either of the Borrowers or any of their respective Restricted Subsidiaries or (f) Restricted Asset Dispositions in a single transaction or series of transactions.

         "Permitted Common Stock Exchange" means a Permitted Equity Exchange of the type set forth in (i) clause (iv) of the definition thereof or (ii) clause
(v) of the definition thereof.

         "Permitted Equity Exchange" means (i) the issuance by CLI or WRC of common stock upon the exercise of the CLI Warrants or the WRC Warrants, respectively, (ii) the issuance by CLI and/or WRC of CLI PIK Preferred Equity and/or WRC PIK I Preferred Equity in exchange for all of the PIK Preferred Equity, (iii) the issuance by CLI and/or WRC of preferred stock to the holders of the CLI PIK Preferred Equity and/or the WRC PIK Preferred Equity that is identical to such CLI PIK Preferred Equity and/or such WRC PIK Preferred Equity, except that such preferred stock is not subject to restrictions upon transfer under the federal securities laws, (iv) the issuance of common stock of WRC and WRC PIK II Preferred Equity to Holdings pursuant to a transaction permitted under Section 11.12, (v) the issuance of common stock of WRC in exchange for the Holdings (Unit) Common Stock (A) in connection with (1) a Public Offering relating to WRC or (2) to the extent permitted hereunder, the sale of all or substantially all of the assets of WRC or (B) in connection with a transaction permitted under Section 11.12 or (vi) in connection with a Public Offering relating to Holdings, the issuance of common stock of Holdings in exchange for CLI Warrants (or warrant shares issued by CLI in connection with the exchange of such CLI Warrants) and/or WRC Warrants (or warrant shares issued by WRC in connection with the exchange of such WRC Warrants), in each case to the holders of such Capital Securities so being exchanged.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "PIK Preferred Equity" means the 15% Senior Preferred Stock of Holdings issued in connection with the financing of the Financed Acquisition, which preferred equity is redeemable in 2011, par value $0.01 per share, which is exchangeable (i) at the option of the holders thereof, for an equal amount of WRC PIK I Preferred Equity and/or CLI PIK Preferred Equity and (ii) at the election of Holdings under certain circumstances, into pay-in-kind preferred stock of WRC PIK II Preferred Equity pursuant to Section 11.12(d) of the First-Lien Facility.

         "PIK Preferred Equity Holders" means certain of the DLJMB Related Parties and certain other third parties.

         "Pledged Subsidiary" means each Subsidiary in respect of which the Administrative Agent has been granted a security interest in or a pledge of (i) any of the Capital Securities of such Subsidiary or (ii) any intercompany notes of such Subsidiary owing to either Borrower or another Subsidiary.

         "PRI" means Primedia Reference Inc., a Delaware corporation.

         "Prepayment Premium" is defined in Section 3.1.3.

         "Primary Syndication" means the period commencing on or prior to the Closing Date and ending on the earlier of (a) the date that is 90 days following the Closing Date and (b) the date that the Arrangers have declared the primary syndication of the Second-Lien Loans to have ended.

         "Pro Forma Effect" means, with respect to (i) any determination of EBITDA for purposes of determining the Leverage Ratio or the Senior Secured Ratio, as the case may be, and (ii) any Permitted Acquisition or other acquisition or disposition of assets permitted pursuant to the terms of this Agreement (other than acquisitions or sales of inventory in the ordinary course of business), including any financing transaction in connection with any such Permitted Acquisition or other permitted acquisition or disposition, giving effect to such Permitted Acquisition or other permitted acquisition or disposition as if it occurred on the first day of the Reference Period; provided that all such pro forma determinations shall be made in accordance with Regulation S-X as promulgated by the Securities and Exchange Commission, as in effect as of any time of determination.

         "Projections" means the projected consolidated financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of each of Holdings and each Borrower, delivered pursuant to Section 5.1.7(a).

         "Public Market" shall exist if (i) a Public Offering has been consummated and (ii) any Capital Securities of Holdings has been distributed by means of an effective registration statement under the Securities Act of 1933, as amended.

         "Public Offering" means a public offering of the outstanding Capital Securities of Holdings or WRC pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in Net Equity Proceeds of at least $60,000,000.

         "Quarterly Payment Date" means the last Business Day of March, June, September and December.

         "Redeemable Capital Stock" means, with respect to any Person, any class of Capital Securities of such Person or any of its Subsidiaries which, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (a) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the first anniversary of the Stated Maturity Date for the Second-Lien Loans, (b) is redeemable at the option of the holder thereof at any time prior to such anniversary or (c) is convertible into or exchangeable for debt securities of such Person or any of its Subsidiaries at any time prior to such anniversary.

         "Reference Period" means, as of any date, the most recently ended four Fiscal Quarters for which financial statements have been delivered pursuant to clause (b) or (c) of Section 7.1.1, as the case may be.

         "Refinancing" means, concurrently with the Borrowing of Second-Lien Loans hereunder on the Closing Date, the prepayment in full of all outstanding Term Loans and Revolving Loans (as each such term is defined in the First-Lien Facility); provided that there shall not be any corresponding reduction of the Revolving Loan Commitment Amount (as defined in the First-Lien Facility).

         "Register" is defined in Section 2.5(b).

         "Related Fund" means, with respect to any Lender that is a fund or equivalent investment vehicle that invests in commercial loans, any other fund or equivalent investment vehicle that invests in commercial loans and is managed or advised by (i) such Lender, (ii) an Affiliate of such Lender that is controlled by such Lender or (iii) the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Related Transaction Documents" means the First-Lien Documents and the Intercreditor Agreement, in each case as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.12.

         "Release" means a "release", as such term is defined in CERCLA.

         "Replacement Lender" is defined in Section 4.10.

         "Replacement Notice" is defined in Section 4.10.

         "Required Lenders" means, at any time Lenders holding at least 51% of the Total Exposure Amount of the Lenders.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Responsible Officer" means, with respect to any Person, its chief executive officer, president or any vice president, managing director, chief operating officer, chief financial or accounting officer, treasurer, controller or other officer thereof having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial or accounting officer, treasurer or controller of such Person, or any other officer having substantially the same authority and responsibility.

         "Restricted Asset Disposition" means any Disposition other than a Disposition referred to in clauses (a) through (e) of the definition of Permitted Asset Disposition having an aggregate fair market value or book value, whichever is greater, of not more than $2,500,000; provided that the proceeds therefrom shall be applied as provided in Section 3.1.1(d).

         "Restricted Payment" means (a) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of either Borrower) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any class of Capital Securities of either Borrower or any Subsidiary or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, obligations of either Borrower or any Subsidiary or otherwise, (b) the exchange of the Capital Securities of either Borrower for the Capital Securities of Holdings other than in connection with a Permitted Equity Exchange, (c) the making of any Investment in Holdings by any of its Subsidiaries, or (d) the payment of any Management Fee.

         "Restricted Subsidiary" means any Subsidiary of Holdings or either Borrower that is not an Unrestricted Subsidiary.

         "Ripplewood" means Ripplewood Partners, L.P., a Delaware limited partnership.

         "S&P" means Standard & Poor's Rating Services, a division of McGraw-Hill, Inc.

         "SEC" means the Securities and Exchange Commission.

         "Second-Lien Loan Commitment Amount" means $145,000,000.

         "Second-Lien Loans" is defined in Section 2.1.

         "Second Priority" means, with respect to any Lien purported to be created in any collateral pursuant to any Loan Document for purposes of securing any Obligations thereunder, such Lien is the most senior Lien to which such collateral is subject (other than (i) any Lien permitted pursuant to Section
7.2.3 (other than clause (b) thereof) or pursuant to such Loan Document, in each case to the extent such Lien described in this clause (i) is granted priority as provided by law or (ii) any Lien created pursuant to clause (b) of Section 7.2.3 to secure the obligations under the First-Lien Facility to the extent provided in the Intercreditor Agreement); provided that, to the extent any Senior Secured Debt is created or incurred pursuant to clause (b) of Section 7.2.2 and clause
(b) of Section 7.2.3 but is not outstanding under the First-Lien Facility, such Senior Secured Debt may only be secured by a Lien that is pari passu with, or junior to, the Liens created pursuant to the Loan Documents securing the Obligations.

         "Secured Hedging Agreements" means, collectively, all currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect either Borrower or any of its Subsidiaries against fluctuations in interest rates or currency exchange rates that are entered into in the ordinary course of business to limit risks of currency or interest rate fluctuations and not for speculative purposes by such Borrower or any such Subsidiary and under which the counterparty of such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Secured Parties" means, collectively, the Lenders, the Arrangers, the Administrative Agent, each counterparty to a Secured Hedging Agreement that is (or at the time such Secured Hedging Agreement was entered into, was) a Lender or an Affiliate thereof, each holder of the liabilities referred to in clause
(ii) of the definition of "Obligations" and, in each case, each of their respective successors, transferees and assigns.

         "Security and Pledge Agreement" means the Security and Pledge Agreement executed in favor of the Administrative Agent on behalf of the Lenders and delivered by an Authorized Officer of Holdings, each Borrower and each Subsidiary Guarantor pursuant to Sections 5.1.11 or 7.1.8, substantially in the form of Exhibit F hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Senior Secured Debt" means, as of any date of determination, any item or type of Total Debt of Holdings, the Borrowers or any of their respective Restricted Subsidiaries outstanding as of such date that (i) does not constitute Indebtedness (x) of the type described in Section 7.2.2(h) or (y) of a type that is subordinated to the Obligations on substantially the same terms as the Subordinated Debt referred to in such Section 7.2.2(h) and (ii) is secured by a Lien on any assets or property of Holdings, the Borrowers or any of their respective Subsidiaries.

         "Senior Secured Leverage Ratio" means, as of any date of determination, the ratio of

                  (a) Total Senior Secured Debt outstanding as of such date of determination to

                  (b) EBITDA computed for the Reference Period; provided that, EBITDA shall be determined for such Reference Period by giving Pro Forma Effect to all Permitted Acquisitions or other acquisitions or dispositions of assets permitted pursuant to this Agreement (other than acquisitions or sales of assets in the ordinary course) made at any time during such Reference Period or thereafter up to and including such date of determination by any of Holdings, the Borrowers or any of their respective Subsidiaries.

         "Solvent" means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

         "Specified Default" means the occurrence and continuance of (a) a Default under Section 8.1.1 or Section 8.1.9 or (b) any Event of Default.

         "Stated Maturity Date" means, with respect to all Second-Lien Loans, March 29, 2009.

         "Sub Debt Documents" means, collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments (including the Subordinated Notes) and agreements evidencing the terms of Subordinated Debt, as amended, supplemented, amended and restated or otherwise modified in accordance with Section 7.2.12.

         "Subordinated Debt" means (i) the Indebtedness evidenced by the Subordinated Notes and (ii) any other unsecured Indebtedness of the Obligors which is subordinated in right of payment to the Obligations on substantially the same terms (including, without limitation, in respect of subordination and related provisions, redemption and other prepayment events, covenants, events of default, remedies and acceleration rights) as the Subordinated Notes or such other terms which are reasonably satisfactory to the Arrangers and which are not less favorable to either the Lenders or the Obligors than the comparable terms relating to the Subordinated Notes; provided that no such other unsecured Indebtedness described in clause (ii) hereof shall have stated maturities or otherwise be required to be prepaid, redeemed, repurchased or defeased prior to the final stated maturity date of the Subordinated Notes.

         "Subordinated Notes" means the $152,000,000 12-3/4% Senior Subordinated Notes due 2009 jointly issued by Holdings, CLI and WRC.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding Voting Securities (irrespective of whether at the time Capital Securities of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term "Subsidiary" shall be a reference to a Subsidiary of the applicable Borrower.

         "Subsidiary Guarantor" means each Domestic Subsidiary of Holdings or the Borrowers that has executed and delivered to the Administrative Agent the Subsidiary Guaranty (or a supplement thereto).

         "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by each Subsidiary Guarantor pursuant to Section 5.1.10 or Section 7.1.8, substantially in the form of Exhibit J hereto, in each case, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Supplemental Agents" is defined in Section 9.11.

         "Syndication Agent" is defined in the preamble.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "Tax Sharing Agreement" means the Tax Sharing Agreement, dated November 17, 1999, among Holdings and each of its Subsidiaries, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms thereof.

         "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on the service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits).

         "Termination Date" means the date on which all monetary Obligations have been paid in full in cash and all Secured Hedging Agreements have been terminated.

         "ThinkBox" means ThinkBox Inc., a Delaware corporation.

         "ThinkBox Agreement" means the preferred stock purchase agreement between Holdings and ThinkBox, pursuant to which Holdings purchased the ThinkBox Investment.

         "ThinkBox Investment" means the purchase by Holdings of (i) up to 38% of the shares of the issued and outstanding capital stock of ThinkBox and (ii) a conditional option to purchase the remaining portion of ThinkBox's outstanding capital stock, in exchange for Holdings common stock (the maintenance of which option requires Holdings to make monthly cash payments of approximately $357,000 to ThinkBox, in the form of Continued Funding and Post-Exercise Funding, as defined in the ThinkBox Agreement, in exchange for ThinkBox stock).

         "Total Debt" means, on any date, the outstanding principal amount of all Indebtedness of Holdings, the Borrowers and their respective Restricted Subsidiaries of the type referred to in clauses (a), (b), (c), (e), (f), and (g) of the definition of "Indebtedness" and any Contingent Liability in respect of any of the foregoing.

         "Total Exposure Amount" means, on any date of determination, the outstanding principal amount of all Second-Lien Loans.

         "Total Senior Secured Debt" means, on any date of determination, the outstanding principal amount of all Senior Secured Debt.

         "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit C to the Security and Pledge Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "type" means, relative to any Second-Lien Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, U.C.C. means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

         "Uniform Customs" is defined in Section 11.9.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "Unrestricted Subsidiary" means ThinkBox (upon becoming a Subsidiary of Holdings) and any Subsidiary of Holdings that is acquired in compliance with clause (j) of Section 7.2.5 and is designated as an Unrestricted Subsidiary by a resolution of the Board of Directors of Holdings delivered to the Administrative Agent, but, in each case, only to the extent that such Subsidiary (and each of its respective Subsidiaries) (i) has no Indebtedness other than Non-Recourse Debt and (ii) is a Person with respect to which neither Holdings, any Borrower nor any of the Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Securities or warrants, options or other rights to acquire Capital Securities or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. For the purposes hereof, each Subsidiary of an Unrestricted Subsidiary shall be considered an Unrestricted Subsidiary. If, at any time, any Unrestricted Subsidiary fails to meet any of the foregoing requirements as an Unrestricted Subsidiary, it (and each of its respective Subsidiaries) shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof. The Board of Directors of Holdings may, with the consent of the Required Lenders, at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) Holdings shall have delivered to the Arrangers a Compliance Certificate for the period of four full Fiscal Quarters immediately preceding such designation (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to such designation and evidencing compliance with the covenant set forth in Section 7.2.4 and (ii) no Default or Event of Default would be in existence following such designation; and provided further that the consent of the Required Lenders shall not be required in the event that (i) for each of the twelve month periods ending as of the two Fiscal Quarters immediately preceding the date of such designation, the sum of (A) net income for such Unrestricted Subsidiary plus (B) to the extent deducted in determining such net income for such Unrestricted Subsidiary, the sum of (1) amounts attributable to amortization, (2) income tax expense, (3) aggregate interest expense (both accrued and paid), (4) depreciation of assets and (5) other non-cash, non-recurring charges is greater than zero and (ii) such Unrestricted Subsidiary has no Indebtedness immediately prior to such designation.

         "Voting Securities" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Welfare Plan" means a "welfare plan", as such term is defined in
Section 3(1) of ERISA.

         "wholly owned" means any Subsidiary all of the outstanding common stock (or similar equity interest) of which (other than any director's qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by either Borrower.

         "WRC" is defined in the preamble.

         "WRC Certificate Designation" means (i) that certain Certificate of Designation of 15% Senior Preferred Stock due 2011 of WRC, dated November 16, 1999 and made pursuant to Section 151 of the General Corporation Law of the State of Delaware and (ii) each other certificate of designation in substantially the same form as the certificate of designation described in clause (i) above and relating to the WRC PIK Preferred Equity.

         "WRC Mirror PIK Preferred Equity" means the pay-in-kind preferred stock of WRC issued by Holdings in connection with the consummation of the financing of the Financed Acquisition for not less than $75,000,000, which has terms substantially the same as the PIK Preferred Equity, except that such stock has no exchange rights.

         "WRC PIK Preferred Equity" means, as the context may require, the WRC PIK I Preferred Equity and/or the WRC PIK II Preferred Equity, which shall not have an aggregate liquidation preference exceeding an amount equal to the sum of
(x) $75,000,000, (y) any accrued but unpaid dividends on the PIK Preferred Equity and (z) the aggregate liquidation preference of additional PIK Preferred Equity issued in lieu of cash dividends on the PIK Preferred Equity.

         "WRC PIK I Preferred Equity" means pay-in-kind preferred stock of WRC for which the PIK Preferred Equity is exchangeable at the option of the holders thereof.

         "WRC PIK II Preferred Equity" means pay-in-kind preferred stock of WRC for which the PIK Preferred Equity is exchangeable at the election of Holdings pursuant to Section 11.12(d).

         "WRC Warrants" means the warrants received by the PIK Preferred Equity Holders to acquire not more than 13.1% of the common stock of WRC on a fully-diluted basis in connection with the issuance by Holdings of the PIK Preferred Equity.

         SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article or Section are references to such Article or Section of such Loan Document, and references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4 Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 5.1.7. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for Holdings, the Borrowers and their respective Subsidiaries, in each case without duplication.

                                   ARTICLE II
                             COMMITMENTS, BORROWING
                              PROCEDURES AND NOTES

         SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement, each Lender severally (but not jointly) agrees to make term loans ("Second-Lien Loans") as set forth below to the Borrowers on the Closing Date in an amount equal to such Lender's Percentage of the Second-Lien Loan Commitment Amount. No amounts paid or prepaid with respect to Second-Lien Loans may be reborrowed.

         SECTION 2.2 Borrowing Procedures. The Borrowers shall deliver a Borrowing Request to the Administrative Agent on or before 12:00 noon at least three Business Days in advance of the Closing Date, which Borrowing Request shall, among other things, identify the amount of the Borrowing to be made as LIBO Rate Loans and the amount of the Borrowing to be made as Base Rate Loans. On or prior to the Closing Date, each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the Borrowing. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Second-Lien Loan shall be affected by any other Lender's failure to make any Second-Lien Loan.

         SECTION 2.3 Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Administrative Agent on or before 10:00 a.m. on a Business Day, each Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $2,000,000 and an integral multiple of $1,000,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans. In the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan; provided, however, that (x) each such conversion or continuation shall be pro rated among the outstanding Second-Lien Loans of all Lenders that have made such Second-Lien Loans, and (y) no portion of the outstanding principal amount of any Second-Lien Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

         SECTION 2.4 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the applicable Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.5 Register; Notes. (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from the Second-Lien Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (c) below, execution and delivery of a Note evidencing the Second-Lien Loans made by such Lender to the Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on each Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of either Borrower or any other Obligor.

         (b) Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for the purpose of this clause (b), to maintain a register (the "Register") in which the Administrative Agent will record the Second-Lien Loans made by each Lender and each repayment in respect of the principal amount of the Second-Lien Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 11.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Obligation of either Borrower in respect of such Second-Lien Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, each Arranger, the Administrative Agent and each Lender shall treat each Person in whose name a Second-Lien Loan (and as provided in clause (c) below the Note evidencing such Second-Lien Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. The Second-Lien Loans may be assigned or otherwise transferred in whole or in part only in accordance with the terms and provisions of this Section 2.5 and Section 11.11. No assignment or transfer of any Second-Lien Loan shall be registered in the Register unless the Administrative Agent shall have received a Lender Assignment Agreement duly executed by the assignor and assignee thereof. The Administrative Agent agrees to record in the Register any such assignment or transfer of the Second-Lien Loans made pursuant thereto promptly upon its receipt of a Lender Assignment Agreement duly executed by the assignor and assignee thereof in accordance with
Section 11.11.1. In the case of an Affiliate Lender Assignment that is not reflected in the Register, the Assignor Lender shall maintain a comparable register.

         (c) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a Note evidencing the Second-Lien Loans made by such Lender. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Second-Lien Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on each Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations or any error in any such notations shall not limit or otherwise affect any Obligations of either Borrower or any other Obligor. The Second-Lien Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only in accordance with the terms and provisions of this Section 2.5 and Section 11.11 (and each Note shall expressly so provide). No assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register unless the Administrative Agent shall have received such Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor and assignee thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued to the designated assignee and the old Note shall be returned by the Administrative Agent to the Borrowers marked "exchanged". Moreover, no assignment of a Note and the obligation evidenced thereby shall be effective among the parties of this Agreement unless such assignment shall have been made in accordance with Section 11.11 and recorded in the Register by the Administrative Agent as provided in this Section.

                                  ARTICLE III
                      REPAYMENTS, PREPAYMENTS AND INTEREST

         SECTION 3.1 Repayments and Prepayments; Application. Each Borrower jointly and severally agrees that the Second-Lien Loans shall be repaid and prepaid pursuant to the following terms.

         SECTION 3.1.1 Repayments and Prepayments. The Borrowers shall jointly and severally repay in full the entire unpaid principal amount of the Second-Lien Loans on the Stated Maturity Date. Prior thereto, payments and prepayments of Second-Lien Loans shall or may be made jointly and severally by the Borrowers as set forth below, subject, in each case to the extent applicable, to the terms of the Intercreditor Agreement, Section 3.1.3 and the last sentence of this Section 3.1.1.

                  (a) From time to time on any Business Day, each Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of the Second-Lien Loans; provided, however, that (A) any such prepayment of the Second-Lien Loans shall be made pro rata among the Second-Lien Loans having the same Interest Period (to be applied as set forth in Section 3.1.2) (B) (i) all such voluntary prepayments of Base Rate Loans shall require at least one Business Days' prior written notice to the Administrative Agent and (ii) all such voluntary prepayments of LIBO Rate Loans shall require at least three Business Days' prior written notice to the Administrative Agent; and (C) all such voluntary partial prepayments shall be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $500,000 and an integral multiple of $100,000.

                  (b) Immediately upon any Change in Control, the Borrowers, jointly and severally, agree to repay the Second-Lien Loans, in an amount equal to 101% of the principal amount of the Second-Lien Loans so repaid; provided that, (i) in the event such Change of Control results in an event of default under the First-Lien Facility which is not waived, cured or otherwise satisfied, no such repayment shall be required until such time as all Indebtedness under the First-Lien Facility has been repaid in full or cash collateralized (all in accordance with the terms thereof) and (ii) any Lender may, by delivering a notice to the Administrative Agent, elect not to have any portion of its pro rata share of the Second-Lien Loans so repaid; provided, further that, for purposes of clause (i) above, no such waiver, cure or other satisfaction in respect of the First-Lien Facility shall, without the consent of the Lenders, result in any waiver or other satisfaction of the Borrowers' obligations under this clause (b).

                  (c) The Borrowers shall, following the receipt by Holdings, either Borrower or any of their respective Subsidiaries of any Casualty Proceeds in excess of $250,000 (individually or in the aggregate (when taken together with all other Casualty Proceeds)) over the course of a Fiscal Year, deliver to the Arrangers a calculation of the amount of such Casualty Proceeds and jointly and severally make a mandatory prepayment of the Second-Lien Loans in an amount equal to 100% of such Casualty Proceeds within 30 days of the receipt thereof to be applied as set forth in Section 3.1.2; provided, however, that no mandatory prepayment on account of Casualty Proceeds shall be required under this clause if the Borrowers inform the Arrangers in writing no later than 30 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of their or such Subsidiary's good faith intention to apply such Casualty Proceeds to (x) the rebuilding or replacement of the damaged, destroyed or condemned assets or property or (y) the acquisition of long-term assets that are necessary or useful in the operation of the Borrowers' and their respective Subsidiaries' business activities in accordance with Section 7.2.1, and the Borrowers or such Subsidiary in fact uses such Casualty Proceeds to rebuild or replace such assets or property or acquire such long-term assets within 360 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 360-day period being applied to the Second-Lien Loans pursuant to Section 3.1.2; provided, further, however, that (i) at any time when any Specified Default shall have occurred and be continuing, all Casualty Proceeds shall be deposited in an account maintained with the Administrative Agent to pay for such rebuilding, replacement or acquisition whenever no Specified Default is then continuing or except as otherwise agreed to by the Arrangers for disbursement at the request of the Borrowers or such Subsidiary, as the case may be, or (ii) if all such Casualty Proceeds aggregating in excess of $250,000 have not yet been applied as described in the notice required above, all such Casualty Proceeds shall be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Borrowers or such Subsidiary, as the case may be, to be used for the purpose(s) set forth in such written notice(s).

                  (d) The Borrowers shall, following the receipt by Holdings, either Borrower or any of their respective Subsidiaries of any Net Disposition Proceeds in excess of $250,000 (individually or in the aggregate (when taken together with all other Net Disposition Proceeds)) over the course of a Fiscal Year, deliver to the Arrangers a calculation of the amount of such Net Disposition Proceeds and jointly and severally make a mandatory prepayment of the Second-Lien Loans in an amount equal to 100% of such Net Disposition Proceeds within one Business Day of the receipt thereof to be applied as set forth in
         Section 3.1.2; provided, however, that no mandatory prepayment on account of Net Disposition Proceeds shall be required under this clause if the Borrowers inform the Arrangers in writing no later than one Business Day following the receipt of such Net Disposition Proceeds of their or such Subsidiary's good faith intention to apply such Net Disposition Proceeds to (x) the replacement of the assets or property that was the subject of the Disposition that resulted in such Net Disposition Proceeds or (y) the acquisition of long-term assets that are necessary or useful in the operation of the Borrowers' and their respective Subsidiaries' business activities in accordance with Section 7.2.1, and the Borrowers or such Subsidiary in fact uses such Net Disposition Proceeds to replace such assets or property or acquire such long-term assets within 360 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 360-day period being applied to the Second-Lien Loans pursuant to Section 3.1.2; provided, further, however, that (i) at any time when any Specified Default shall have occurred and be continuing, all Net Disposition Proceeds shall be deposited in an account maintained with the Administrative Agent to pay for such replacement or acquisition whenever no Specified Default is then continuing or except as otherwise agreed to by the Arrangers for disbursement at the request of the Borrowers or such Subsidiary, as the case may be, or (ii) if all such Net Disposition Proceeds aggregating in excess of $250,000 have not been applied as described in the notice required above, all such Net Disposition Proceeds shall be deposited in an account maintained with the Administrative Agent for disbursement at the request of the Borrowers or such Subsidiary, as the case may be, to be used for the purpose(s) set forth in such written notice(s).

                  (e) Concurrently with the receipt by Holdings, either Borrower or any of their respective Subsidiaries of any Net Debt Proceeds, the Borrowers shall deliver to the Arrangers a calculation of the amount of such Net Debt Proceeds, as the case may be, and jointly and severally make a mandatory prepayment of the Second-Lien Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in
         Section 3.1.2.

                  (f) The Borrowers shall, no later than five Business Days following the delivery by Holdings of its annual audited financial reports required pursuant to clause (c) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 2004 Fiscal
         Year), deliver to the Arrangers a calculation of the Excess Cash Flow for the Fiscal Year last ended and jointly and severally make a mandatory prepayment of the Second-Lien Loans in an amount equal to 50% of the Excess Cash Flow (if any) for such Fiscal Year, to be applied as set forth in Section 3.1.2.

                  (g) Immediately upon any acceleration of the Stated Maturity Date pursuant to Section 8.2 or Section 8.3, the Borrowers shall jointly and severally repay all the Second-Lien Loans, unless, pursuant to Section 8.3, only a portion of all the Second-Lien Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Second-Lien Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 3.1.3 and
Section 4.4. Any term or provision of this Section 3.1.1 to the contrary notwithstanding, any prepayment of Second-Lien Loans required pursuant to clauses (c), (d), (e) or (f) hereof shall be reduced, on a dollar-for-dollar basis, by the amount of any corresponding mandatory prepayment as may be required to be made, at any time or from time to time, under the First-Lien Facility; provided that in the event such mandatory prepayment under the First-Lien Facility is made in respect of revolving loans or other First-Lien Obligations under a revolving loan commitment, such dollar-for-dollar reduction shall only be applicable to the extent such revolving loan commitment has likewise been reduced on a dollar-for-dollar basis.

         SECTION 3.1.2 Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

                  (a) Each prepayment or repayment of the principal of the Second-Lien Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans.

         SECTION 3.1.3 Prepayment of Second-Lien Loans. In the event that either Borrower makes a voluntary prepayment pursuant to clause (a) of Section 3.1.1 or is required to make a mandatory prepayment of the Second-Lien Loans pursuant to clause (e) of Section 3.1.1 during any period set forth below, such Borrower shall, at the time of such prepayment, pay the amount of such prepayment plus an amount (the "Prepayment Premium") equal to the percentage of the principal amount so voluntarily prepaid or required to be prepaid during such period as follows:

                     Closing Date through and including            2.00%
                     3/29/2005

                     3/29/2005 through and including               1.00%
                     3/29/2006

                     3/29/2006 and thereafter                         0%

         SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of Second-Lien Loans shall accrue and be payable by the Borrowers jointly and severally in accordance with the terms set forth below.

         SECTION 3.2.1 Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, each Borrower may elect that Second-Lien Loans accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2 Post-Default Rates. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1.1, the Borrowers shall jointly and severally pay, but only to the extent permitted by law, interest (after as well as before judgment) in an amount equal to (a) in the case of any principal of LIBO Rate Loans or accrued interest thereon, the rate that would otherwise be applicable to such LIBO Rate Loans pursuant to Section
3.2.1 plus 2%, and (b) in the case of any principal of Base Rate Loans, accrued interest thereon or any other monetary Obligations, the rate that would otherwise be applicable to such Base Rate Loans pursuant to Section 3.2.1 plus 2%.

         SECTION 3.2.3 Payment Dates. Interest accrued on each Second-Lien Loan shall be payable, without duplication:

                  (a) on the Stated Maturity Date therefor;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Second-Lien Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

                  (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                  (f) on that portion of any Second-Lien Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or
         Section 8.3, immediately upon such acceleration.

Interest accrued on Second-Lien Loans or other monetary Obligations after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

                                   ARTICLE IV
                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1 LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law, in each case after the date upon which such Lender shall have become a Lender hereunder, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Second-Lien Loan as, or to convert any Second-Lien Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2 Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting its relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.2 and Section 2.3 to make or continue any Second-Lien Loans as, or to convert any Second-Lien Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3 Increased LIBO Rate Loan Costs, etc. The Borrowers agree to jointly and severally reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Secured Party in respect of the making, continuing or maintaining of any Second-Lien Loans as, or of converting (or of its obligation to convert) any Second-Lien Loans into, LIBO Rate Loans that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority that occurs after the Closing Date except for any such changes with respect to increased capital costs and Taxes (which are governed by Sections 4.5 and 4.6, respectively). Each affected Secured Party shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers jointly and severally directly to such Secured Party within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

         SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Second-Lien Loan as, or to convert any portion of the principal amount of any Second-Lien Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Article III or otherwise;

                  (b) any Second-Lien Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Second-Lien Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, within five days of its receipt thereof, jointly and severally pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

         SECTION 4.5 Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Second-Lien Loans by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrowers, the Borrowers shall within five days following receipt of such notice jointly and severally pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return; provided that such Secured Party shall if requested by the Borrowers use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Second-Lien Loans affected by such event or take other action so long as such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section; provided, however, that no Borrower shall have any obligation to pay any such additional amount under this
Section 4.5 with respect to any such change unless such Lender shall have notified the applicable Borrower of its demand within 120 days after the date upon which such Lender or such controlling Person has obtained audited financial statements with respect to the fiscal year of such Lender or such controlling Person in which such change occurred. Nothing in the first proviso to the immediately preceding sentence shall affect or postpone any of the Obligations of such Borrower or the right of any Lender provided in this Section. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6 Taxes. Each of Holdings and each Borrower covenants and agrees as follows with respect to Taxes.

                  (a) Any and all payments by Holdings and such Borrower under each Second-Lien Loan Document shall be made without setoff, counterclaim or other defense, and (subject to clause (f) below and Section 11.11) free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by Holdings or such Borrower, as the case may be, to or on behalf of any Secured Party under any Loan Document, then:

                           (i) subject to clause (f) below and Section 11.11, if
                  such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Loan Document; and

                           (ii) Holdings or such Borrower, as the case may be,
                  shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a) (i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, Holdings shall, and the Borrowers shall jointly and severally, pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, Holdings or the Borrowers, as the case may be, shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f) below and Section 11.11, Holdings shall, and the Borrowers shall jointly and severally, indemnify each Secured Party for any Non- Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Secured Party (whether or not such Non-Excluded Taxes or Other Taxes are correctly asserted by the relevant Governmental Authority). Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Secured Party, Holdings shall, and the Borrowers shall jointly and severally, pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Secured Party shall be under any obligation to provide any such notice to Holdings or the Borrowers, as the case may be). In addition, Holdings shall, and the Borrowers shall jointly and severally, indemnify each Secured Party for any incremental Taxes that may become payable by such Secured Party as a result of any failure of Holdings or the Borrowers, as the case may be, to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Secured Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Secured Party makes written demand therefor. Holdings and each Borrower acknowledges that any payment made to any Secured Party or to any Governmental Authority in respect of the indemnification obligations of Holdings or such Borrower, as the case may be, provided in this clause shall constitute a payment in respect of which the provisions of clause
         (a) and this clause shall apply.

                  (e) Each Non-Domestic Lender, on or prior to the date on which such Non-Domestic Lender becomes a Lender hereunder (and from time to time thereafter upon the request of Holdings, the Borrowers or the Administrative Agent, but only for so long as such Non-Domestic Lender is legally entitled to do so), shall deliver to Holdings, the Borrowers and the Administrative Agent either

                           (i) two duly completed copies of either (A) Internal
                  Revenue Service Form W-8BEN or (B) Internal Revenue Service Form W-8ECI, or in either case an applicable successor form, certifying that such Lender is entitled to an exemption from U.S. federal withholding tax on payments of interest pursuant to an income tax treaty to which the United States is a party or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States; or

                           (ii) in the case of a Non-Domestic Lender that is not
                  legally entitled to deliver either form listed in clause
                  (e)(i) (with respect to a complete exemption under an income tax treaty or that the income is effectively connected with the conduct of a trade or business in the United States), (x) a certificate of a duly authorized officer of such Non-Domestic Lender to the effect that such Non-Domestic Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of Holdings or either Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and (y) two duly completed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) or applicable successor form, certifying that such Lender is entitled to an exemption from U.S. federal withholding tax on payments of interest.

                  (f) Notwithstanding any provision herein to the contrary, neither Holdings nor either Borrower shall be obligated to gross up any payments to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to Holdings or the Borrowers, as the case may be, the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) the Lender designating a successor lending office at which it maintains its Second-Lien Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that Holdings shall, and the Borrowers shall jointly and severally, be obligated to gross up any payments to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if
         (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any official interpretation of any of the foregoing occurring after the date hereof such Lender acquired its interest in the Loan Documents, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect or (ii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of the Borrowers.

                  (g) If Holdings or either Borrower, as the case may be, is required to pay additional amounts to or for the account of a Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its applicable lending office or take any other action reasonably requested by Holdings or either Borrower, as the case may be, so as to eliminate or reduce any such additional payment which may thereafter accrue if such change would not, in the sole good faith determination of such Lender, be otherwise disadvantageous to such Lender (taking into account any reimbursement of costs that Holdings or either Borrower, as the case may be, may elect to offer).

                  (h) If a Secured Party receives a refund of any Taxes or Other Taxes as to which it has been indemnified by Holdings and the Borrowers or with respect to which Holdings or either Borrower, as the case may be, has paid additional amounts pursuant to this Section 4.6, which refund in the good faith judgment of such Secured Party is attributable to such payment made by Holdings or either Borrower, as the case may be, shall reimburse Holdings or either Borrower, as the case may be, for such amount as the Secured Party determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Secured Party shall not be obliged to disclose information regarding its tax affairs or computations to Holdings and the Borrowers in connection with this clause (h) or any other provision of this
         Section 4.6.

         SECTION 4.7 Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by each Borrower pursuant to each Loan Document shall be made by such Borrower to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction (except as permitted under Section 4.6(f)) or counterclaim not later than 11:00 a.m. on the date due in same day or immediately available funds to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed (at the Administrative Agent's discretion) to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on LIBO Rate Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (calculated at other than the Federal Funds Rate), 365 days or, if appropriate, 366 days). Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

         SECTION 4.8 Sharing of Payments. If any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Second-Lien Loans (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in the Second-Lien Loans made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party's ratable share (according to the proportion of (a) the amount of such selling Secured Party's required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. Each Borrower agrees that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9 Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the monetary Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the applicable Borrower and the Administrative Agent after any such setoff and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

         SECTION 4.10 Replacement of Lenders. If any Lender (an "Affected Lender") makes demand upon the Borrowers for (or if the Borrowers are otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 and the payment of such additional amounts is, and is likely to continue to be, more onerous in the reasonable judgment of the Borrowers than with respect to the other Lenders, the Borrowers may, within 30 days of receipt by the Borrowers of such demand, give notice (a "Replacement Notice") in writing to the Arrangers and such Affected Lender of their intention to replace such Affected Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice; provided, however, that no Replacement Notice may be given by the Borrowers if
(i) such replacement conflicts with any applicable law or regulation, (ii) any Event of Default shall have occurred and be continuing at the time of such replacement or (iii) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6. If the Arrangers shall, in the exercise of their reasonable discretion and within 10 days of their receipt of such Replacement Notice, notify the Borrowers and such Affected Lender in writing that the designated financial institution is satisfactory to the Arrangers (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 11.11.1, all of its Second-Lien Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such designated financial institution, (ii) the purchase price paid by such designated financial institution shall be in the amount of such Affected Lender's Second-Lien Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder and (iii) the Borrowers shall pay to the Affected Lender and the Arrangers all reasonable out-of-pocket expenses incurred by the Affected Lender and the Arrangers in connection with such assignment and assumption (including the processing fees described in Section 11.11.1). Upon the effective date of an assignment described above, the Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

         SECTION 5.1 Closing Date Conditions. The obligations of the Lenders to make Second-Lien Loans on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this
Section 5.1.

         SECTION 5.1.1 Resolutions, etc. The Arrangers shall have received from each Obligor (i) a copy of a good standing certificate from the jurisdiction of its organization and each other jurisdiction where the nature of its business requires such Obligor to be qualified to do business and in good standing as a foreign entity (except where the failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a Material Adverse Effect), dated a date reasonably close to the Closing Date, for each such Person and (ii) a certificate, dated the Closing Date, duly executed and delivered by such Person's Authorized Officer, as to

                  (a) the fact that a complete and correct copy of the resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the transactions contemplated hereby applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby is attached to such certificate and that those resolutions have not been amended, modified or rescinded by subsequent action;

                  (b) the incumbency and signatures of those of its Authorized Officers authorized to act with respect to each Loan Document to be executed by such Person; and

                  (c) the fact that a complete, correct and current copy of each Organic Document of such Person is attached to such certificate;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Authorized Officer of any such Person canceling or amending the prior certificate of such Person.

         SECTION 5.1.2 Related Transactions. The Arrangers shall have received evidence that (i) Amendment No. 2 to the First-Lien Facility shall be in full force and effect and (ii) the Refinancing shall have been consummated.

         SECTION 5.1.3 Related Transaction Documents. The Arrangers shall have received copies of fully executed versions of the Related Transaction Documents, each certified to be true and correct copies thereof by an Authorized Officer of each of Holdings and the Borrowers. Each Related Transaction Document shall be in full force and effect and shall not have been modified or waived in any material respect.

         SECTION 5.1.4 Closing Date Certificate. The Arrangers shall have received, with counterparts for each Lender, the Closing Date Certificate, dated the Closing Date and duly executed and delivered by an Authorized Officer of each of Holdings and each of the Borrowers, in which certificate each of Holdings and each Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of Holdings and each such Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance satisfactory to the Arrangers.

         SECTION 5.1.5 Delivery of Notes. The Arrangers shall have received, for the account of each Lender that has requested a Note in writing two Business Days prior to the Closing Date, such Lender's Notes duly executed and delivered by an Authorized Officer of each of the Borrowers.

         SECTION 5.1.6 Closing Fees, Expenses, etc. The Arrangers shall have received for their respective accounts, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to
Section 11.3, to the extent then invoiced.

         SECTION 5.1.7 Financial Information, Material Adverse Change. (a) The Arrangers shall have received, with copies for each Lender that has requested such copies, financial statements for each of the Borrowers, consisting of (i) consolidated audited annual balance sheets (including notes thereto) for each of the Fiscal Years ended December 31, 2000, 2001 (as previously audited by Arthur Andersen LLP in 2001, together with the restatements to be made thereto as reported in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24,
2004) and 2002 (as previously audited by Deloitte & Touche LLP in 2002, together with the restatements to be made thereto as reported in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24, 2004), (ii) consolidated audited annual statements of operations and cash flows for the Fiscal Years ended 2000, 2001 (as previously audited by Arthur Andersen LLP in 2001, together with the restatements to be made thereto as reported in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24, 2004) and 2002 (as previously audited by Deloitte & Touche LLP in 2002, together with the restatements to be made thereto as reported in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24,
2004) (including notes thereto), (iii) consolidated unaudited quarterly financial statements for each Fiscal Quarter ended since the last annual audited financial statements of the Borrowers, together with the restatements to be made thereto as reported in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24, 2004, (iv) a consolidated unaudited annual balance sheet for the Fiscal Year ended December 31, 2003, together with the amendments to be made thereto as reported in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24, 2004, and (v) consolidated unaudited annual statements of operations and cash flows for the Fiscal Year ended December 31, 2003, together with the amendments to be made thereto as reported in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24, 2004, in each case, after giving effect to the restatements as reported in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24, 2004, to be prepared in accordance with GAAP and together with other supporting documentation reasonably requested and reasonably satisfactory to the Arrangers. The Arrangers shall have also received, with copies for each Lender that has requested such copies, projections in respect of the Borrowers and their respective Subsidiaries prepared on a quarterly basis for the period up to and including December 31, 2005 and prepared on an annual basis for the period from January 1, 2006 through the fifth anniversary of the Closing Date. No financial statements or projections delivered pursuant to this section shall be materially inconsistent with any similar financial statements, projections or estimates previously provided to the Arrangers and, if applicable, the Lenders.

                  (b) Since December 31, 2002, there has not been any material adverse change in the condition (financial or otherwise), operations, assets, business, performance, properties, or prospects of Holdings, the Borrowers and their respective Subsidiaries, taken as a whole.

         SECTION 5.1.8 Opinions of Counsel. The Arrangers shall have received opinions, dated the Closing Date and addressed to the Arrangers, the Administrative Agent and all of the Lenders, from

                  (a) Cravath, Swaine & Moore LLP, New York counsel to the Obligors, in form and substance satisfactory to the Arrangers; and

                  (b) local counsel to the Obligors in the following jurisdictions, in form and substance, and from counsel, satisfactory to the Arrangers:

                           (i) Foley & Lardner LLP, Wisconsin counsel to the
                  Obligors; and

                           (ii) Briggs and Morgan, P.A, Minnesota counsel to the
                  Obligors.

         SECTION 5.1.9 Filing Agent, etc. All Uniform Commercial Code financing statements or other similar financing statements required pursuant to the Loan Documents (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Arrangers (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing satisfactory to the Arrangers and their counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Arrangers and their counsel of the results of such submissions within 30 days following the Closing Date.

         SECTION 5.1.10 Subsidiary Guaranty. The Arrangers shall have received the Subsidiary Guaranty, dated as of the date hereof, duly executed and delivered by each Subsidiary Guarantor.

         SECTION 5.1.11 Security and Pledge Agreement. The Arrangers shall have received the Security and Pledge Agreement, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of each of Holdings, each Borrower and each Subsidiary Guarantor, together with

                  (a) copies of the certificates evidencing all of the issued and outstanding Capital Securities pledged pursuant to the First-Lien Security and Pledge Agreement, together with copies of the undated instruments of transfer executed in blank by effective endorsement;

                  (b) copies of all Intercompany Notes, if any, pledged pursuant to the First-Lien Security and Pledge Agreement; and

                  (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name such Obligor (under its present name and any previous names of such Obligor within the four month period preceding the date hereof) as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to clause (c) above, together with copies of such financing statements.

The Arrangers and their counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral described above is a Second Priority (or local equivalent thereof) security interest; and (ii) no Lien exists on any of the Collateral (as defined in the Security and Pledge Agreement) other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document and Liens permitted by Section 7.2.3.

         SECTION 5.1.12 Patent Security Agreement, Trademark Security Agreement, and Copyright Security Agreement. The Arrangers shall have received the Patent Security Agreement, the Trademark Security Agreement, and the Copyright Security Agreement (other than the instruments or documents to be delivered pursuant to Section 7.1.10) as applicable, each dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each Obligor that has delivered the Security and Pledge Agreement.

         SECTION 5.1.13 Intercreditor Agreement. The Arrangers shall have received a copy of the Intercreditor Agreement, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of each of Holdings and each Borrower, the Collateral Agent and the Administrative Agent, which agreement shall set forth the priority of the Collateral Agent's and the Administrative Agent's respective Liens upon and security interests in the Collateral.

         SECTION 5.1.14 Perfection Certificate. The Arrangers shall have received Perfection Certificates, dated as of the Closing Date, duly executed and delivered by an Authorized Officer of each of Holdings, each Borrower and each other Obligor that is a party to the Security and Pledge Agreement.

         SECTION 5.1.15 [Reserved].

         SECTION 5.1.16 Insurance. The Arrangers shall have received certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies satisfactory to the Arrangers, evidencing coverage required to be maintained pursuant to each Loan Document.

         SECTION 5.1.17 Litigation. There shall exist no pending or threatened action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality which (x) contests the consummation of the transactions contemplated hereby or the legality or validity of the Credit Agreement, any other Loan Document or any Related Transaction Document or (y) could reasonably be expected to have a Material Adverse Effect.

         SECTION 5.1.18 Approvals. All governmental and third party consents and approvals necessary or desirable in connection with the consummation of the transactions contemplated hereby shall have been duly obtained (except for any such consents and approvals the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect) and all applicable waiting periods shall have expired without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on the transactions contemplated hereby, and no such law or regulation shall be applicable which in the judgment of the Arrangers could have any such effect.

         SECTION 5.1.19 Patriot Act Disclosures. The Arrangers shall have received all Patriot Act Disclosures requested by them prior to execution of this Agreement.

         SECTION 5.1.20 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of either Borrower or any of its Subsidiaries or any other Obligors shall be reasonably satisfactory in form and substance to the Arrangers and their counsel; the Arrangers and their counsel shall have received all information, approvals, documents or instruments as the Arrangers or their counsel may reasonably request.

         SECTION 5.1.21 Compliance with Warranties, No Default, etc. On the Closing Date, the following statements shall be true and correct:

                  (a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing.

         SECTION 5.1.22 Borrowing Request, etc. The Administrative Agent shall have received a Borrowing Request at least three (3) Business Days prior to the Closing Date. The delivery of a Borrowing Request and the acceptance by the applicable Borrower of the proceeds of such Second-Lien Loan shall constitute a representation and warranty by such Borrower that on the date of such Second-Lien Loan (concurrently with and immediately after giving effect to such Borrowing and Amendment No. 2 to the First-Lien Facility, including the Refinancing) the statements made in Section 5.1.21 are true and correct in all material respects.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Secured Parties to enter into this Agreement and to make Second-Lien Loans hereunder, Holdings and each Borrower represents and warrants to each Secured Party as set forth in this Article.

         SECTION 6.1 Organization, etc. Holdings, each Borrower and each of their respective Subsidiaries is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (except where the failure to be so qualified or in good standing as a foreign entity could not reasonably be expected to have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it (except where the failure to hold any such license, permit or other approval could not reasonably be expected to have a Material Adverse Effect).

         SECTION 6.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of each Loan Document executed or to be executed by it, the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, such Borrower's and each such other Obligor's participation in the consummation of all aspects of the transactions contemplated hereby, and the execution, delivery and performance by such Borrower or (if applicable) any Obligor of the agreements executed and delivered in connection with the transactions contemplated hereby are in each case within each such Person's powers, have been duly authorized by all necessary action, and do not

                  (a) contravene any (i) Obligor's Organic Documents, (ii) material contractual restriction binding on any Obligor, (iii) court decree or order binding on any Obligor or (iv) law or governmental regulation applicable to any Obligor; or

                  (b) result in, or require the creation or imposition of, any Lien on any Obligor's properties (except as permitted by this Agreement).

         SECTION 6.3 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person (other than those that have been duly obtained or made and which are in full force and effect) is required for the consummation of the transactions contemplated hereby or the due execution, delivery or performance by Holdings, either Borrower or any other Obligor of any Loan Document to which it is a party, or for the due execution, delivery and/or performance of the Related Transaction Documents, in each case by the parties thereto or the consummation of the transactions contemplated hereby (except where the failure to obtain or make any such authorization, approval, action, notice or filing could not reasonably be expected to have a Material Adverse Effect). None of Holdings, either Borrower or any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4 Validity, etc. (a) This Agreement and the Related Transaction Documents to which it is a party constitute, and each other Loan Document executed by each of Holdings and each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of Holdings and such Borrower, enforceable against Holdings and such Borrower in accordance with their respective terms and (b) each Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms (except, in any case under clause (a) or (b) above, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         SECTION 6.5 Financial Information.

                  (a) Except to the extent described in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24, 2004, the consolidated financial statements of Holdings and each Borrower furnished to the Arrangers and each Lender pursuant to Section 5.1.7(a)(i), (ii), (iii),
         (iv) and (v) have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended (subject, in the case of any such financial statements which are unaudited, to customary year-end adjustments and the absence of notes).

                  (b) The Projections were prepared by Holdings in good faith on the basis of information and assumptions that Holdings and its senior management believed to be reasonable as of the date of the Projections and such assumptions are reasonable as of the Closing Date.

                  (c) All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of each of Holdings and each Borrower and their respective Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the business, assets, condition (financial or otherwise), operations, performance, properties, or prospects of Holdings, the Borrowers and their respective Subsidiaries, taken as a whole, since December 31, 2002.

         SECTION 6.7 Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of any Responsible Officer of Holdings, either Borrower or any of their respective Subsidiaries, threatened litigation, action, proceeding or labor controversy

                  (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting Holdings, such Borrower, any such Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no adverse development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 which could reasonably be expected to have a Material Adverse Effect; or

                  (b) which purports to affect the legality, validity or enforceability of any Loan Document, the Related Transaction Documents or the transactions contemplated hereby.

         SECTION 6.8 Subsidiaries. Holdings has no direct Subsidiaries other than its Unrestricted Subsidiaries and the Borrowers. Each Borrower has no Subsidiaries, except those Subsidiaries

                  (a) which are identified in Item 6.8 of the Disclosure Schedule; or

                  (b) which are permitted to have been organized or acquired in accordance with Section 7.2.5 or 7.2.10.

         SECTION 6.9 Ownership of Properties. Holdings, each Borrower and each of their respective Subsidiaries owns (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3.

         SECTION 6.10 Taxes. Holdings, each Borrower and each of their respective Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid or caused to be paid all taxes and governmental charges thereby shown to be due and owing, except (i) any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or (ii) to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11 Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Closing Date, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by Holdings, either Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, none of Holdings, either Borrower or any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12 Environmental Warranties. Except as set forth in Item 6.12 of the Disclosure Schedule, and except as could not be reasonably expected to have a Material Adverse Effect:

                  (a) the operations of Holdings, the Borrowers and their respective Subsidiaries are in material compliance with all Environmental Laws;

                  (b) there is no pending or threatened litigation, action or proceeding against Holdings, either Borrower or any of their respective Subsidiaries arising out of an alleged violation of any Environmental Law;

                  (c) there have been no Releases of Hazardous Materials at, on or under any property now owned or leased by Holdings, either Borrower or any of their respective Subsidiaries;

                  (d) Holdings, each Borrower and each of their respective Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations required under Environmental Laws for the conduct of their operations;

                  (e) no property now owned or leased by Holdings, either Borrower or any of their respective Subsidiaries is listed or, to the knowledge of any Responsible Officer of Holdings or either Borrower, proposed for listing (with respect to owned property only), on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites, requiring investigation or clean-up;

                  (f) to the knowledge of any Responsible Officer of Holdings or either Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by Holdings, either Borrower or any of their respective Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

                  (g) none of Holdings, either Borrower nor any of their respective Subsidiaries has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against Holdings, either Borrower or any of their respective Subsidiaries for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and

                  (h) there are no polychlorinated biphenyls, and there is no friable asbestos present at any property now or previously owned or leased by Holdings, either Borrower or any of their respective Subsidiaries that, singly or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

         SECTION 6.13 Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not misleading on the date as of which such information is dated or certified.

         SECTION 6.14 Regulations U and X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of the Second-Lien Loans will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.15 Issuance of Subordinated Debt; Status of Obligations as Senior Debt, etc. Each of the Borrowers and Holdings has the power and authority to incur the Subordinated Debt evidenced by the Subordinated Notes as provided for under the Sub Debt Documents applicable thereto and has duly authorized, executed and delivered the Sub Debt Documents applicable to such Subordinated Debt. Each of the Borrowers and Holdings has issued, pursuant to due authorization, the Subordinated Debt evidenced by the Subordinated Notes under the applicable Sub Debt Documents, and such Sub Debt Documents constitute the legal, valid and binding obligations of each of the Borrowers and Holdings enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity). The subordination provisions of the Subordinated Debt contained in the Sub Debt Documents are enforceable against the holders of the Subordinated Debt by the holder of any "Senior Debt" or similar term referring to the Obligations (as defined in the Sub Debt Documents). All monetary Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Second-Lien Loans, and fees and expenses in connection therewith, constitute "Senior Debt" or a similar term relating to the monetary Obligations (as defined in the Sub Debt Documents) and all such monetary Obligations are entitled to the benefits of the subordination created by the Sub Debt Documents. Each of the Borrowers and Holdings acknowledges that each Arranger, the Administrative Agent and each Lender is entering into this Agreement and is willing to make Second-Lien Loans to the Borrowers in reliance upon the subordination provisions of the Sub Debt Documents. No Indebtedness is senior in right of payment to the Obligations, and no Liens securing any Indebtedness, other than the Liens securing the obligations under the First-Lien Facility and Liens otherwise permitted by Section 7.2.3 (other than (clause
(b)(ii) thereof), rank higher in priority than the Liens securing the Obligations.

         SECTION 6.16 Solvency. (a) The transactions contemplated hereby (including, among other things, the undertaking by Holdings of its Obligations consisting of the Second-Lien Loans made on the Closing Date and the Indebtedness represented by the Notes and the execution and delivery by the Subsidiary Guarantors of the Subsidiary Guaranty) do not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. ss.101 et seq.) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the transactions contemplated hereby (including, among other things, the undertaking by Holdings of its Obligations consisting of the Second-Lien Loans made on the Closing Date and the Indebtedness represented by the Notes and the execution and delivery by the Subsidiary Guarantors of the Subsidiary Guaranty), Holdings, each Borrower and each Subsidiary Guarantor was Solvent (taking into account rights of indemnity, subrogation and contribution); and

         (b) the incurrence by the Borrowers of the Second-Lien Loans and the application of the proceeds thereof, will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. ss.101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to such incurrence and application, Holdings, each Borrower and each Subsidiary Guarantor is Solvent.

         SECTION 6.17 Capitalization. On the Closing Date:

                  (a) The authorized Capital Securities of Holdings consists of
         (i) 20,000,000 shares of common stock, $0.01 par value per share, of which 7,008,406 shares are issued outstanding, and (ii) 20,000,000 shares of preferred stock, $0.01 par value per share, of which 3,000,000 shares of 15% Series B Senior Preferred Stock due 2011 and 547,975 shares of Junior Participating Cumulative Convertible Preferred Stock are issued and outstanding.

                  (b) The authorized Capital Securities of WRC consists of (i) 22,000,000 shares of common stock, $0.01 par value per share, of which 20,000,000 shares are classified as Common Stock of which 2,830,000 shares are issued and outstanding, and of which 1,000,000 shares are classified as Class A Non-Voting Common Stock and of which 1,000,000 shares are classified as Class B Non-Voting Common Stock, none of which are issued and outstanding, (ii) 422,874 warrants to purchase shares of such WRC Common Stock, and (iii) 20,000,000 shares of preferred stock, $0.01 par value per share, of which 3,000,000 shares are issued and outstanding.

                  (c) The authorized Capital Securities of CLI consists of (i) 20,000 shares of common stock, $0.01 par value per share, of which 10,000 shares were issued and outstanding, (ii) 1,495 warrants to purchase shares of such CLI Common Stock and (iii) 10,000,000 shares of preferred stock, $0.01 par value per share, of which no such shares are issued and outstanding.

                  (d) The authorized Capital Securities of ChildU consists of 1,000 shares of common stock, $0.01 par value per share, of which 1,000 shares are issued and outstanding.

                  (e) All outstanding shares of Capital Securities of Holdings, WRC, CLI and ChildU (to the extent owned by Holdings or its Subsidiaries) are owned by the persons and in the amounts set forth on Items 6.17(a), 6.17(b), 6.17(c) and 6.17(d) of the Disclosure Schedule, respectively.

                  (f) All of such outstanding Capital Securities of Holdings, WRC, CLI and ChildU are duly and validly issued, are fully paid and nonassessable and are free of preemptive rights, and all of the Capital Securities of WRC and CLI (other than the WRC PIK Preferred Equity and the CLI PIK Preferred Equity, if any) are and will be subject to drag-along rights available to certain other holders of the common stock of WRC or CLI, as the case may be.

                                  ARTICLE VII
                                    COVENANTS

         SECTION 7.1 Affirmative Covenants. Holdings and each Borrower agrees with each Lender, each Arranger and the Administrative Agent that until the Termination Date has occurred, Holdings and such Borrower will, and will cause their respective Subsidiaries to, perform or cause to be performed the obligations set forth in this Section 7.1.

         SECTION 7.1.1 Financial Information, Reports, Notices, etc. Holdings and each Borrower will furnish or cause to be furnished to the Administrative Agent (who will distribute to each Lender) copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 30 days after the end of each calendar month (other than a calendar month which is also the third month of a Fiscal Quarter), (i) unaudited consolidated balance sheets of Holdings and its Restricted Subsidiaries as of the end of such calendar month, and (ii) consolidated statements of income and cash flow of Holdings and its Restricted Subsidiaries for such calendar month and for the period commencing at the end of the previous Fiscal Year and ending with the end of such calendar month, and including (in the case of consolidated statements of income) in comparative form the figures for the corresponding calendar month in, and year to date portion of, the immediately preceding Fiscal Year and as compared to the budget for the current Fiscal Year, in each case certified by the chief financial or accounting Authorized Officer of Holdings as fairly presenting the consolidated financial condition of Holdings and its Restricted Subsidiaries and as having been prepared in accordance with GAAP consistently applied;

                  (b) as soon as available and in any event within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, unaudited consolidated balance sheets of (i) Holdings and its Restricted Subsidiaries, (ii) Holdings and its Subsidiaries, (iii) each Borrower and its respective Restricted Subsidiaries and (iv) each Borrower and its respective Subsidiaries, in each case as of the end of such Fiscal Quarter, and consolidated statements of income and cash flow of (i) Holdings and its Restricted Subsidiaries, (ii) Holdings and its Subsidiaries, (iii) each Borrower and its respective Restricted Subsidiaries and (iv) each Borrower and its respective Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year and as compared to the budget for the current Fiscal Year, certified by the chief financial or accounting Authorized Officer of Holdings as fairly presenting the consolidated financial condition of (i) Holdings and its Restricted Subsidiaries,
         (ii) Holdings and its Subsidiaries, (iii) each Borrower and its respective Restricted Subsidiaries and (iv) each Borrower and its respective Subsidiaries and as having been prepared in accordance with GAAP consistently applied;

                  (c) as soon as available and in any event within 95 days after the end of each Fiscal Year, a copy of (i) the audited consolidated balance sheets of Holdings and its Subsidiaries and the unaudited consolidated balance sheets of Holdings and its Restricted Subsidiaries, (ii) the unaudited consolidated balance sheets of (A) each Borrower and its respective Restricted Subsidiaries and (B) each Borrower and its respective Subsidiaries, (iii) the related audited consolidated statements of income and cash flow of Holdings and its Subsidiaries and the related unaudited consolidated statements of income and cash flow of Holdings and its Restricted Subsidiaries, and
         (iv) the related unaudited statements of income and cash flow of (A) each Borrower and its respective Restricted Subsidiaries and (B) each Borrower and its respective Subsidiaries for such Fiscal Year, setting forth, in each case, in comparative form the figures for the immediately preceding Fiscal Year and, in the case of such audited consolidated balance sheets and statements of income and cash flow of Holdings and its Subsidiaries, audited (without any Impermissible Qualification) by Deloitte & Touche LLP or such other independent public accountants acceptable to the Arrangers, which shall state that, in performing the examination necessary to deliver such audited financial statements, no knowledge was obtained of any Event of Default relating to Section 7.2.4 and, in the case of such unaudited consolidated balance sheets and statements of income and cash flow of Holdings and each Borrower described above, certified as complete and correct by the chief financial or accounting Authorized Officer of Holdings;

                  (d) concurrently with the delivery of the financial information pursuant to clauses (b) and (c), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of Holdings, showing compliance with the financial covenants tested for such period set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred, specifying the details of such Default and the action that Holdings, the Borrowers or an Obligor has taken or proposes to take with respect thereto);

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                  (e) as soon as available and in any event no later than the earlier to occur of (i) 30 days after the approval thereof by the Board of Directors of Holdings and (ii) 90 days after the first day of the Fiscal Year of Holdings, an annual budget, prepared on a monthly basis for such Fiscal Year containing consolidated projected financial statements (including balance sheets and statements of operations, stockholders' equity and cash flows) of (i) Holdings and its Restricted Subsidiaries and (ii) Holdings and its Subsidiaries, and (iii) each Borrower and its respective Restricted Subsidiaries and (iv) each Borrower and its respective Subsidiaries for such succeeding Fiscal Year and each subsequent Fiscal Year, prepared in a manner consistent with the Projections;

                  (f) as soon as possible and in any event within five Business Days after any Responsible Officer of Holdings, either Borrower or any Subsidiary Guarantor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Borrowers setting forth details of such Default and the action which Holdings, the Borrowers or such Obligor has taken and proposes to take with respect thereto;

                  (g) as soon as possible and in any event within five Business Days after any Responsible Officer of Holdings, either Borrower or any Subsidiary Guarantor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent either Arranger reasonably requests, copies of all documentation relating thereto;

                  (h) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Obligor files with the SEC or any national securities exchange;

                  (i) immediately upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (j) promptly upon receipt thereof, copies of all "management letters" submitted to Holdings, either Borrower or any other Obligor by the independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

                  (k) promptly following the mailing or receipt of any notice or report delivered under the terms of any First-Lien Document or Subordinated Debt, copies of such notice or report; and

                  (l) such other financial and other information as any Lender through the Administrative Agent or either Arranger may from time to time reasonably request (including information and reports in such detail as either Arranger may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

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         SECTION 7.1.2 Maintenance of Existence; Compliance with Laws, etc.
Holdings and each Borrower will, and will cause each of their respective Subsidiaries to,

                  (a) except as otherwise permitted by Section 7.2.10, preserve and maintain its legal existence; and

                  (b) comply in all material respects with all applicable laws, rules, regulations and orders (except those the failure of which to comply with individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect), including the payment (before the same become delinquent), of all taxes, assessments and governmental charges imposed upon Holdings, either Borrower or any of their respective Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of Holdings, such Borrower or any such Subsidiary, as applicable.

         SECTION 7.1.3 Maintenance of Properties. Holdings and each Borrower will, and will cause each of their respective Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by each Borrower and its Subsidiaries may be properly conducted at all times, unless such Borrower or such Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable.

         SECTION 7.1.4 Insurance. Holdings and each Borrower will, and will cause each of their respective Subsidiaries to:

                  (a) maintain insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrowers and their Subsidiaries; and

                  (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

Without limiting the foregoing, all insurance policies required pursuant to this Section shall name each of the Collateral Agent and the Administrative Agent as mortgagees (in the case of property insurance) or additional insureds (in the case of liability insurance), as applicable, in each case as their interests may appear, and provide that no cancellation or modification of the policies will be made without thirty days' prior written notice to the Administrative Agent.

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         SECTION 7.1.5 Books and Records. Holdings and each Borrower will, and will cause each of their respective Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of its business affairs and transactions and permit each Arranger and the Administrative Agent (or any other Secured Party if a Specified Default has occurred and is then continuing) or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrowers, to visit Holdings', either Borrowers' or any other Obligor's offices, to discuss Holdings', such Borrower's or such other Obligor's financial matters with its officers and employees, and its independent public accountants (and Holdings and the Borrowers hereby authorizes such independent public accountant to discuss Holdings', the Borrowers' and each Obligor's financial matters with each Secured Party or their representatives whether or not any representative of Holdings, either Borrower or such Obligor is present so long as Holdings, such Borrower or such Obligor has been afforded a reasonable opportunity to be present) and to examine (and photocopy extracts from) any of its books and records; provided that, in the case of a visit by a Secured Party (other than an Arranger or the Administrative Agent), such visit shall be coordinated by the Administrative Agent). Unless a Specified Event shall have occurred and be continuing at the time of any such visit or discussion with such independent public accountants, (a) costs of visits by each Secured Party (other than each Arranger or the Administrative Agent) shall be for the account of such Secured Party and (b) costs associated with any such discussions with such independent public accountants shall be for the account of the applicable Arranger, the Administrative Agent or such other applicable Secured Party.

         SECTION 7.1.6 Environmental Law Covenant. Holdings and each Borrower will, and will cause each of their respective Subsidiaries to,

                  (a) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations required by applicable Environmental Laws in effect and remain in material compliance therewith; and

                  (b) notify the Arrangers within ten Business Days after any Responsible Officer of such Obligor receives any material written claim, complaint or notice relating to the condition of its facilities and properties relating to compliance with Environmental Laws, and (ii) take reasonable steps to resolve any material non-compliance with Environmental Laws and keep its property free of any Lien imposed by any Environmental Law.

         SECTION 7.1.7 Use of Proceeds. The Borrowers shall apply the proceeds of the Second-Lien Loans

                  (a) to prepay the loans under the First-Lien Facility pursuant to the Refinancing;

                  (b) to pay fees and expenses related to the Second-Lien Facility and all transactions contemplated in connection therewith; and

                  (c) for general corporate purposes of the Borrowers and their Subsidiaries.

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         SECTION 7.1.8 Future Subsidiary Guarantors, Security, etc. Holdings and
each Borrower will, and will cause each of their respective Domestic
Subsidiaries and, subject to the qualifications provided herein, Foreign Subsidiaries to, execute any documents, Perfection Certificates, Filing Statements, agreements and instruments, and take all further action (including filing Mortgages not relating to leaseholds of either Borrower or any Subsidiary) that may be required under applicable law, or that either Arranger may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect (on a Second Priority basis) the perfection and priority of the security interests created or intended to be created by the Loan Documents. Holdings and each Borrower will cause any subsequently acquired or organized Domestic Subsidiary of such Borrower to promptly, but in no event later than 45 days following such acquisition or organization, execute a Subsidiary Guaranty (or a supplement thereto) and each applicable Loan Document (including a supplement to the Security and Pledge Agreement) in favor of the Secured Parties. In addition, from time to time, Holdings and each Borrower will, at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created (on a Second Priority basis), perfected security interests with respect to such of its assets and properties as either Arranger or the Required Lenders shall designate (it being understood that it is the intent of the parties that the Obligations shall be secured (on a Second Priority basis) by, among other things, substantially all the assets of Holdings, the Borrowers and their respective Domestic Subsidiaries) (including real and other properties acquired subsequent to the Closing Date (provided that it is the intent of the parties that neither of the Borrowers nor any of their Subsidiaries shall be required to deliver any leasehold mortgages); provided, however, that neither Borrower nor any Subsidiary shall be required to pledge more than 65% of the total voting power of all classes of Securities of a first tier Foreign Subsidiary or any shares of any other Foreign Subsidiary required to be pledged hereunder. Such security interests and Liens will be created under the Loan Documents in form and substance satisfactory to the Arrangers, and Holdings and the Borrowers shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Arrangers shall reasonably request to evidence compliance with this Section.

         SECTION 7.1.9 Rate Protection Agreements. Holdings and the Borrowers will enter into or maintain interest rate swaps, caps, collars or similar agreements in a notional amount that, when taken together with the aggregate principal amount of Total Debt subject to a fixed interest rate, is at least equal to 50% of the aggregate principal amount of all Total Debt, with terms of such hedging agreements having terms as the Arrangers, Holdings and the Borrowers shall mutually agree.

         SECTION 7.1.10 Leased Property. Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, each of Holdings and each Borrower shall, and shall cause each of its Subsidiaries to, use its commercially reasonable best efforts to deliver to the Administrative Agent a Landlord Waiver executed by the lessor of any real property that is to be leased by Holdings, such Borrower or such Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to that of the Administrative Agent and to the extent any such Landlord Waiver is not so executed and delivered, a written explanation of Holdings as to why Holdings, such Borrower or such Subsidiary, as the case may be, was unable to obtain such Landlord Waiver.

         SECTION 7.1.11 [Reserved].

         SECTION 7.1.12 Preservation of Corporate Existence. Holdings will do or cause to be done all things necessary to preserve, renew and keep in full force and effect the legal existence of each Unrestricted Subsidiary and maintain such legal existence separate from that of Holdings or the Borrowers or any of their Restricted Subsidiaries, including maintenance of separate financial statements.

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         SECTION 7.2 Negative Covenants. Holdings and each Borrower covenants and agrees with each Lender, each Arranger and the Administrative Agent that until the Termination Date has occurred, Holdings and such Borrower will, and will cause each of its respective Subsidiaries to, perform or cause to be performed the obligations set forth in this Section 7.2.

         SECTION 7.2.1 Business Activities. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, engage in any business activity except those business activities engaged in on the date of this Agreement and activities reasonably incidental or related thereto. Without limiting, directly or indirectly, the foregoing, Holdings will not engage in any business activity other than (a) its direct ownership of the Capital Securities of each of WRC, CLI, ChildU and ThinkBox and its indirect ownership of the Capital Securities of each Subsidiary of each Borrower and ChildU and ThinkBox and the direct and indirect ownership of the Capital Securities of any Person to the extent Investment in such Person is permitted pursuant to Section 7.2.5 and
(b) its compliance with the obligations applicable to it under the Loan Documents and the Related Transaction Documents. Without limiting the generality of the immediately preceding sentence, Holdings will not (i) create, incur, assume or suffer to exist any Indebtedness (other than Indebtedness under this Agreement, the First-Lien Facility or any Loan Document, Indebtedness permitted to be incurred by it pursuant to Section 7.2.2(d), Indebtedness in respect of a Holdings' guaranty of Indebtedness permitted pursuant to Section 7.2.2(b) hereof or any Subordinated Debt pursuant to clause (h) (or (m) (but only to the extent that it refinances any Subordinated Debt incurred under clause (h))) of Section 7.2.2), (ii) create, assume, or suffer to exist any Lien upon, or grant any options or other rights with respect to, any of its revenues, property or other assets, whether now owned or hereafter acquired (other than pursuant to the Loan Documents), (other than any Liens permitted by Section 7.2.3) (iii) wind-up, liquidate or dissolve itself (or suffer to exist any of the foregoing), or consolidate or amalgamate with or merge into or with any other Person, or convey, sell, transfer, lease or otherwise dispose of all or any part of its assets, in one transaction or a series of transactions, to any Person or Persons, (iv) create, incur, assume or suffer to exist any Investment in any Person (other than Investments permitted pursuant to Section 7.2.5) or (v) permit to be taken any action that would result in a Change in Control.

         SECTION 7.2.2 Indebtedness. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a) Indebtedness in respect of the monetary Obligations;

                  (b) (i) Indebtedness under the First-Lien Facility in an aggregate principal amount not to exceed the sum of (x) $30,000,000, plus (y) up to (but not in excess of) $30,000,000 of additional Indebtedness of the type (and to the extent) permitted pursuant to clause (ii) below, and (ii) additional Indebtedness constituting Senior Secured Debt; provided that, for purposes of this clause (ii), both immediately before and after giving effect to the creation, incurrence or assumption of any such Indebtedness (including any Indebtedness described in clause (i)(y) above pursuant to this clause (ii)), the Senior Secured Leverage Ratio shall not exceed 4.0:1.0;

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                  (c) Indebtedness existing as of the Closing Date which is
         identified in Item 7.2.2(c) of the Disclosure Schedule;

                  (d) unsecured Indebtedness of Holdings, the Borrowers and their respective Subsidiaries (i) incurred in the ordinary course of business of Holdings, such Borrower and its Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 120 days or, if overdue for more than 120 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of Holdings, such Borrower or such Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof (provided, however, that the amount of outstanding unsecured Indebtedness incurred by Holdings under this clause (d) shall not at any time exceed $1,000,000);

                  (e) Indebtedness of the Borrowers and their respective Subsidiaries (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (ii) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition, construction or improvement of any fixed or capital assets of such Borrower and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of such Borrower and its Subsidiaries (provided, that such Indebtedness is incurred within 60 days of the acquisition or the completion of such construction or improvement of such property) and (iii) constituting Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $5,000,000;

                  (f) Indebtedness of any Restricted Subsidiary owing to either Borrower or any other Restricted Subsidiary, which Indebtedness (i) shall, if payable to either Borrower or a Domestic Subsidiary and evidenced by one or more Intercompany Notes, be delivered (subject to the Intercreditor Agreement) in pledge to the Administrative Agent pursuant to the Security and Pledge Agreement, and whether or not evidenced by a note, shall not be forgiven or otherwise discharged for any consideration other than payment in full or in part in cash (provided, that only the amount repaid in part shall be discharged), and (ii) if incurred by a Foreign Subsidiary owing to either Borrower or a Subsidiary Guarantor, shall not (when aggregated with the amount of Investments made by the Borrowers and the Subsidiary Guarantors in Foreign Subsidiaries under clause (e)(i) of Section 7.2.5), exceed $20,000,000;

                  (g) unsecured Indebtedness (not evidenced by a note or other instrument) of either Borrower owing to a Restricted Subsidiary that has previously executed and delivered to the Arrangers the Interco Subordination Agreement (or a supplement thereto);

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                  (h) unsecured Subordinated Debt of Holdings and the Borrowers evidenced by the Subordinated Notes incurred pursuant to the terms of the Sub Debt Documents in a principal amount not to exceed $152,000,000, and unsecured Contingent Liabilities of the Subsidiary Guarantors in respect of such Subordinated Debt, but only if such Contingent Liabilities are subordinated to the Obligations on substantially the same terms as such Subordinated Debt of Holdings and the Borrowers is subordinated to the Obligations;

                  (i) Indebtedness of a Person existing at the time such Person became a Subsidiary of either Borrower in an aggregate amount for all such Persons not to exceed $10,000,000, but only to the extent that such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary;

                  (j) Indebtedness under Hedging Obligations entered into in the ordinary course of business to limit risks of currency or interest rate fluctuations and not for speculative purposes;

                  (k) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (l) unsecured Indebtedness consisting of guaranties of loans made to officers, directors or employees of Holdings or any of its Subsidiaries in an aggregate outstanding amount, when taken together with the loans referred to in clause (f)(iv)(B) of Section 7.2.5, not to exceed $7,500,000;

                  (m) Indebtedness which refinances Indebtedness permitted by clauses (c), (h), and (i) above; provided, however, that after giving effect to such refinancing, (i) the principal amount of outstanding Indebtedness is not increased, (ii) neither the tenor nor the average life thereof is reduced, (iii) the respective obligor or obligors shall be the same on the refinancing Indebtedness as on the Indebtedness being refinanced, (iv) the security, if any, for the refinancing Indebtedness shall be the same as that for the Indebtedness being refinanced (except to the extent that less security is granted to holders of refinancing Indebtedness), (v) the holders of refinancing Indebtedness are not afforded covenants, defaults, rights or remedies more burdensome to the obligor or obligors than those contained in the Indebtedness being refinanced and (vi) the refinancing Indebtedness is subordinated to the same degree (and on substantially the same terms), if any, as the Indebtedness being refinanced;

                  (n) Contingent Liabilities of Holdings and the Borrowers in respect of Indebtedness consisting of guaranties made by Holdings and the Borrowers in respect of Indebtedness of the Subsidiary Guarantors of the type permitted and described in clause (d)(i) above, in an aggregate amount not to exceed at any time outstanding $2,500,000; and

                  (o) other Indebtedness of the Borrowers and their respective Subsidiaries (other than Indebtedness of Foreign Subsidiaries owing to either Borrower or any of its Domestic Subsidiaries), including Indebtedness constituting Subordinated Debt; provided that, both immediately before and after giving effect to the creation, incurrence or assumption of any such Indebtedness pursuant to this clause (o), the Leverage Ratio shall not exceed 6.0:1.0;

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provided, however, that no Indebtedness otherwise permitted by clauses (f)(ii),
(h), (i), (m) or (o) shall be assumed or otherwise incurred if a Specified Default has occurred and is then continuing or would result therefrom.

         SECTION 7.2.3 Liens. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a) Liens securing payment of the monetary Obligations;

                  (b) (x) Liens securing Indebtedness described in clause
         (b)(i)(x) of Section 7.2.2 and (y) Liens securing Indebtedness described in clause (b) of Section 7.2.2 (other than Liens securing Indebtedness described in clause (b)(i)(x) of Section 7.2.2) to the extent (but only to the extent) that, immediately prior to the creation of such Lien, (i) the Senior Secured Leverage Ratio would not exceed 4:00:1.00 and (ii) the Leverage Ratio would not exceed 6.0:1.0, in each case on a pro forma basis after giving effect thereto; provided that, unless securing Indebtedness outstanding under the First-Lien Facility (including any additional indebtedness under the First Lien Facility incurred pursuant to the leverage test set forth in clause (b)(ii) of
         Section 7.2.2), no such Lien shall rank senior to the Liens securing the Second-Lien Loans, whether in respect of right to payment, right to realize on collateral or otherwise;

                  (c) Liens existing as of the Closing Date and disclosed in
         Item 7.2.3(c) of the Disclosure Schedule securing Indebtedness described in clause (c) of Section 7.2.2, and any permitted refinancing, refunding, renewal or extension of such Indebtedness; provided, that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

                  (d) Liens securing Indebtedness of the type permitted under clause (e) of Section 7.2.2; provided, that (i) such Lien is granted within 90 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 80% of the cost of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

                  (e) Liens securing Indebtedness permitted by clause (i) of
         Section 7.2.2; provided, that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to specific tangible assets of such Person (and not assets of such Person generally);

                  (f) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

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                  (g) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (h) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and which do not otherwise result in an Event of Default under Section 8.1.6;

                  (i) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

                  (j) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (k) Liens (including financing statements that are filed as a precautionary measure and undertakings to file such financing statements) provided for in equipment leases under which either Borrower or any of their respective Subsidiaries is the lessee; provided that any such Lien in respect of any equipment lease is limited to the equipment being leased under such lease and the proceeds thereof;

                  (l) leases, subleases, licenses and sublicenses granted to third parties in the ordinary course of business, in each case not interfering in any respect with the operations or business of any Borrower or any of its Subsidiaries or the Liens of the Administrative Agent or the Lenders granted by the Loan Documents;

                  (m) banker's liens and rights of offset of the holders of Indebtedness of the Borrowers or their respective Subsidiaries on monies deposited by either Borrower or any such Subsidiary with such holders of Indebtedness in the ordinary course of business of either Borrower or any such Subsidiary; and

                  (n) other Liens that do not, individually or in the aggregate, attach to a material portion of the assets of the Borrowers or any Subsidiary or the Capital Securities of either Borrower or any of their respective Subsidiaries and do not secure obligations in an aggregate amount in excess of $4,000,000.

         SECTION 7.2.4 Financial Condition and Operations. Holdings and each Borrower will not permit the Senior Secured Leverage Ratio as of the last day of
(a) any Fiscal Quarter (other than the Fiscal Quarter ending June 30, 2005) to be greater than 4.25:1.00 and (b) the Fiscal Quarter ending June 30, 2005 to be greater than 4.50:1.00.

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         SECTION 7.2.5 Investments. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Investments existing on the Closing Date and identified in
         Item 7.2.5(a) of the Disclosure Schedule;

                  (b) Cash Equivalent Investments;

                  (c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (d) Investments made by the Borrowers and their respective Subsidiaries that are permitted as Capital Expenditures pursuant to
         Section 7.2.7 of the First-Lien Facility;

                  (e) Investments by way of contributions to capital or purchases of Capital Securities (i) by either Borrower in any Restricted Subsidiaries or by any Restricted Subsidiary in other Restricted Subsidiaries; provided, that the aggregate amount of intercompany loans made pursuant to clause (f)(ii) of Section 7.2.2 and Investments under this clause made by the Borrowers and Subsidiary Guarantors in Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $20,000,000 at any time, or (ii) by any Restricted Subsidiary in either Borrower;

                  (f) Investments made by the Borrowers and their respective Restricted Subsidiaries that constitute (i) accounts receivable arising, (ii) trade debt granted, (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business or (iv) loans to officers, directors or employees of Holdings or any of its Restricted Subsidiaries (A) to finance the acquisition of Capital Securities (or securities linked to such securities) of Holdings so long as Holdings makes a capital contribution of such proceeds to the Borrowers, or (B) in the ordinary course of business for items such as travel, entertainment and relocation expenses in an aggregate outstanding principal amount, when taken together with the amount of guaranties referred to in clause (l) of Section 7.2.2, not exceeding $7,500,000;

                  (g) Investments (in addition to Investments made pursuant to clause (h) or (j) hereof) made by Holdings, the Borrowers and their respective Restricted Subsidiaries constituting Permitted Acquisitions in an aggregate amount not to exceed $20,000,000 over the term of this Agreement; provided, that (i) any such Investment shall result in the acquisition of a wholly owned Restricted Subsidiary, and (ii) upon making such Investment, the provisions of Section 7.1.8 are complied with;

                  (h) Investments made by Holdings in connection with the ThinkBox Investment.

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                  (i) Investments consisting of any deferred portion of the
         sales price received by either Borrower or any Subsidiary in connection with any Disposition permitted under Section 7.2.11;

                  (j) other Investments (in addition to or in combination with Investments made pursuant to clause (g) or (h) hereof) made by Holdings by way of capital contributions made to any Subsidiary or resulting in the Acquisition of a Subsidiary; provided that such Investments made pursuant to this clause (j) are funded solely with Net Equity Proceeds resulting from the issuance of Capital Securities of Holdings; or

                  (k) other Investments made by Holdings, the Borrowers and their respective Subsidiaries in an aggregate amount not to exceed $5,000,000 over the term of this Agreement;

provided, however, that (i) any Investment which when made complies with the requirements of clauses (a), (b) or (c) of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, and (ii) no Investment otherwise permitted by clause (g), (j) or (k) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

         SECTION 7.2.6 Restricted Payments, etc. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than

                  (a) Restricted Payments made by Subsidiaries to the Borrowers or wholly owned Restricted Subsidiaries of either Borrower;

                  (b) Restricted Payments made by the Borrowers and the Subsidiaries, as applicable, to Holdings in accordance with the Tax Sharing Agreement, but in aggregate amounts no greater than, and limited to the amount necessary to enable Holdings to make payments in cash in respect of the aggregate federal income tax liability then due of the "affiliated group" (within the meaning of Section 1504(a)(1) of the Code) of which Holdings is the common parent corporation; provided, however, that any payment required to be made by any Borrower or Subsidiary to Holdings in accordance with the Tax Sharing Agreement that otherwise would be prohibited pursuant to the preceding limitation may be paid directly to another Borrower or Subsidiary, as applicable, to the extent that Holdings would have been required to make a payment to such other Borrower or Subsidiary in accordance with the Tax Sharing Agreement;

                  (c) Restricted Payments made by the Borrowers to Holdings solely to the extent necessary to enable Holdings to pay Management Fees in an aggregate amount of up to $1,000,000 in any Fiscal Year;

                  (d) Restricted Payments made by the Borrowers to Holdings solely to the extent necessary to enable Holdings to pay for general administrative and operating expenses of Holdings;

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                  (e) Restricted Payments made by the Borrowers to Holdings
         solely to the extent necessary to enable Holdings to repurchase, redeem or otherwise acquire or retire for value any Capital Securities of Holdings, or any warrant, option or other right to acquire Capital Securities of Holdings, held by any member of management or employee of Holdings or any of its Subsidiaries pursuant to any management equity subscription agreement or stock option agreement as a result of the cessation of the employment such Person (by death, disability or otherwise) in an aggregate amount of up to $5,000,000 in each Fiscal Year;

                  (f) (i) Restricted Payments made by the Borrowers to Holdings (including Restricted Payments made by WRC on the WRC Mirror PIK Preferred Equity) on or subsequent to November 17, 2004 solely to the extent necessary to enable Holdings to make scheduled payments of dividends on the PIK Preferred Equity and Holdings does in fact make such scheduled payments thereon and (ii) Restricted Payments made by CLI and WRC on or subsequent to November 17, 2004 to make scheduled payments of dividends on the CLI PIK Preferred Equity and the WRC PIK Preferred Equity (other than any such Capital Securities held by Holdings), respectively; provided, that such Restricted Payments may only occur so long as, in each case, the conditions set forth in the proviso to this Section are satisfied and at the time of such payments and after giving effect to the making of each such Restricted Payment, the Leverage Ratio for the most recently ended Fiscal Quarter for which a Compliance Certificate was delivered by Holdings to the Arrangers pursuant to clause (d) of Section 7.1.1 as calculated on a pro forma basis shall be less than 4.75:1.0;

                  (g) (i) Restricted Payments made by the Borrowers to Holdings solely to the extent necessary to enable Holdings to redeem shares of the PIK Preferred Equity (other than any such Capital Securities held by Holdings or WRC) or (ii) Restricted Payments made by CLI and WRC to redeem shares of the CLI PIK Preferred Equity and the WRC PIK Preferred Equity (other than any such Capital Securities held by Holdings), respectively, in each case, using Net Equity Proceeds; provided, that such Restricted Payments may only occur so long as the conditions set forth in the proviso to this Section are satisfied and at the time of such payments and after giving effect to the making of each such Restricted Payment, the Leverage Ratio for the most recently ended Fiscal Quarter for which a Compliance Certificate was delivered by Holdings to the Arrangers pursuant to clause (d) of Section 7.1.1 as calculated on a pro forma basis shall be less than 4.75:1.0;

                  (h) Restricted Payments by Holdings on the Holdings Junior Preferred Stock or PIK Preferred Equity which dividends are paid solely by, at the option of Holdings, (i) the issuance of additional shares of Holdings Junior Preferred Stock or PIK Preferred Equity, respectively, or (ii) adding an amount equal to the dividends otherwise payable therein for the liquidation preference of such Holdings Junior Preferred Stock or PIK Preferred Equity, respectively; or

                  (i) Restricted Payment by Holdings which are funded solely with Net Equity Proceeds resulting from the issuance of Capital Securities of Holdings;

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provided, however, that no Restricted Payments under clause (c), (e), (f), (g),
(h) or (i) may be made if (A) any Default shall have occurred and be continuing on the date such Restricted Payment is declared or made, or a Default would result from the making of any such Restricted Payment and (B) after giving effect to the making of each such Restricted Payment, the Borrowers would not be in pro forma compliance with the covenant set forth in Section 7.2.4 for the most recently ended Fiscal Quarter for which a Compliance Certificate was delivered by Holdings to the Arrangers pursuant to clause (c) of Section 7.2.2.

         SECTION 7.2.7 [Reserved].

         SECTION 7.2.8 Restrictions on Prepayment of Subordinated Indebtedness. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to,

                  (a) make any payment or prepayment of principal of, or premium or interest on, any Subordinated Debt (i) other than payments of interest on the stated, scheduled date for payment of interest set forth in the applicable Sub Debt Documents, (ii) other than as permitted below in clause (b) or (iii) which would violate the terms of this Agreement or the applicable Sub Debt Documents;

                  (b) redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt (including, in the case of each Borrower and each of their respective Subsidiaries, by way of issuing notes evidencing Subordinated Debt in exchange for Subordinated Notes of Holdings); provided, however, that, so long as no Specified Default shall have occurred and be continuing on the date such redemption, retirement, purchase, defeasance or other acquisition is declared or made, or a Specified Default would result from the consummation thereof, Holdings and the Borrowers may redeem, retire, purchase, defease or otherwise acquire any Subordinated Debt, in whole or in part, using (i) proceeds of unsecured Indebtedness that, at the time of incurrence, would be permitted under both clauses (m) and (o) of Section 7.2.2, and (ii) Net Equity Proceeds resulting from the issuance of Capital Securities of Holdings; or

                  (c) make any deposit (including the payment of amounts into a sinking fund or other similar fund) for any of the foregoing purposes.

         SECTION 7.2.9 [Reserved].

         SECTION 7.2.10 Consolidation, Merger, etc. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), except

                  (a) any Restricted Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, either Borrower or any other Restricted Subsidiary (provided, however, that a Subsidiary Guarantor may only liquidate or dissolve into, or merge with and into, either Borrower or another Subsidiary Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by either Borrower or any other Restricted Subsidiary (provided, however, that the assets or Capital Securities of any Subsidiary Guarantor may only be purchased or otherwise acquired by either Borrower or another Subsidiary Guarantor); provided, further, that in no event shall any Pledged Subsidiary consolidate with or merge with and into (x) any Unrestricted Subsidiary or (y) any other Subsidiary which is not another Pledged Subsidiary unless after giving effect thereto, the Administrative Agent shall have a perfected pledge (on a Second Priority basis) of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) of the surviving Person as the Administrative Agent had immediately prior to such merger or consolidation in form and substance satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein;

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                  (b) a Borrower may merge with or into the other Borrower;

                  (c) so long as no Specified Default has occurred and is continuing or would occur after giving effect thereto, either Borrower or any of its Subsidiaries may (to the extent permitted by clause (g) of Section 7.2.5) purchase all or substantially all of the assets or Capital Securities of any Person (or any division thereof) (other than either Borrower or any of its Subsidiaries), or acquire such Person by merger (it being understood that the foregoing shall not prohibit consummation of any transaction committed to in a definitive agreement that was entered into prior to the occurrence of any such Specified Default); and

                  (d) any transaction permitted under Section 11.12.

         SECTION 7.2.11 Permitted Dispositions. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, Dispose of Holdings', any of such Borrower's or such Subsidiaries' (other than Unrestricted Subsidiaries') assets (including accounts receivable and Capital Securities of Subsidiaries (other than Unrestricted Subsidiaries)) to any Person in one transaction or series of transactions unless such Disposition is a Permitted Asset Disposition or is permitted under Section 11.12.

         SECTION 7.2.12 Modification of Certain Agreements. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in,

                  (a) the Sub Debt Documents, other than any amendment, supplement, waiver or modification for which no (or only a nominal) fee is payable to the holders of the Subordinated Debt and which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Subordinated Debt,
         (ii) reduces the rate or extends the date for payment of the interest, premium (if any) or fees payable on such Subordinated Debt or (iii) makes the covenants, events of default or remedies in such Sub Debt Documents less restrictive on the applicable Obligor; or

                  (b) any of the Related Transaction Documents, except in accordance with the Intercreditor Agreement.

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         SECTION 7.2.13 Transactions with Affiliates. Except (a) as permitted under clause (d), (e) or (f)(iv) of Section 7.2.5, Section 7.2.6, or clause (a) or (b) of Section 7.2.10, (b) payments made by Holdings, the Borrowers and their respective Subsidiaries in accordance with the Tax Sharing Agreement and (c) for Permitted Asset Dispositions of the type described in clause (f) of the definition thereof, Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement, transaction or contract (i) is on fair and reasonable terms no less favorable to Holdings or such Borrower or such Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of Holdings or such Borrower or such Subsidiary with a Person that is not one of its Affiliates.

         SECTION 7.2.14 Restrictive Agreements, etc. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, enter into any agreement prohibiting (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired securing any Obligations, (ii) the ability of any Obligor to amend or otherwise modify any Loan Document, or (iii) the ability of any Subsidiary to make any payments, directly or indirectly, to either Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments. The foregoing prohibitions shall not apply to restrictions contained (x) in any Loan Document or First-Lien Document or any agreement governing any other Indebtedness permitted by clause (b) of Section 7.2.2, (y) in the case of clause
(i), any agreement governing any Indebtedness permitted by clause (e) of Section
7.2.2 as to the assets financed with the proceeds of such Indebtedness or (z) in the case of clauses (i) and (iii), any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (f)(ii) of Section 7.2.2.

         SECTION 7.2.15 Sale and Leaseback. Holdings and each Borrower will not, and will not permit any of their respective Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person.

         SECTION 7.2.16 Designation of Senior Debt. None of Holdings or either Borrower will permit any Indebtedness (other than the Indebtedness incurred hereunder, under any other Loan Document, or under any First-Lien Documents) to constitute "Designated Senior Debt" (or any other similar term) under the Subordinated Debt Documents, without the consent of the Required Lenders.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

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         SECTION 8.1.1 Non-Payment of Obligations. Either Borrower shall default in the payment or prepayment when due of (i) any principal of any Second-Lien Loan, or (ii) any interest on any Second-Lien Loan or any other monetary Obligation, and, in the case of clause (ii), such default shall continue unremedied for a period of five Business Days after such amount was due.

         SECTION 8.1.2 Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V or Section 11.18) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3 Non-Performance of Certain Covenants and Obligations. Holdings or either Borrower shall default in the due performance or observance of any of its obligations under 7.1.7, 7.1.10 or 7.2.

         SECTION 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrowers by either Arranger or the Administrative Agent.

         SECTION 8.1.5 Default on Other Indebtedness. Either (i) a default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (including, without limitation, Indebtedness under the First-Lien Facility, but excluding Indebtedness described in Section 8.1.1) of Holdings, either Borrower or any of their respective Subsidiaries or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $5,000,000; or (ii) a default (other than a default under Section 7.2.4 of the First-Lien Facility) shall occur in the performance or observance of any obligation or condition under the First-Lien Facility or any other First-Lien Document (other than a default of the type described in clause (i) above) if the effect of such default is to accelerate the maturity (in whole or in part) of any Indebtedness outstanding under the First Lien Facility or such default shall continue unremedied for a period of 30 days following the date on which (after giving effect to any applicable grace periods) the holder or holders of such Indebtedness, or any trustee or agent for such holders, would be permitted to cause or declare such Indebtedness to be accelerated or to become due and payable prior to its expressed maturity; or (iii) Indebtedness under the First-Lien Facility shall be declared to be accelerated or shall become due and payable prior to its expressed maturity thereof; or (iv) a default shall occur in the performance or observance of any obligation or condition with respect to any other Indebtedness in excess of $5,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

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         SECTION 8.1.6 Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $5,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against Holdings, either Borrower or any of their respective Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

         SECTION 8.1.7 Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by either Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 8.1.8 [Reserved].

         SECTION 8.1.9 Bankruptcy, Insolvency, etc. Holdings, either Borrower, any of their respective Subsidiaries or any other Obligor shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that Holdings, each Borrower, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by Holdings, either Borrower, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by Holdings, such Borrower, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that Holdings, each Borrower, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

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                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10 Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective, cease to be a perfected Second Priority Lien or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor shall, directly or indirectly, contest in any manner such effectiveness, priority, perfection, validity, binding nature or enforceability; except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Second Priority Lien; the Intercreditor Agreement shall (except in accordance with its terms), in whole or in part, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the holders of Indebtedness under the First-Lien Facility (or any refinancing thereof); or any such holders of Indebtedness under the First-Lien Facility (or any refinancing thereof), directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

         SECTION 8.1.11 Failure of Subordination. Unless otherwise waived or consented to by the Arrangers, the Administrative Agent and each Lender in writing, the subordination provisions relating to any Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Arrangers, the Administrative Agent and the Lenders in accordance with the terms thereof, or the monetary Obligations shall fail to constitute "Senior Debt" (or similar term) referring to the Obligations; or Holdings, either Borrower or any of their respective Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions, (ii) that the Subordination Provisions exist for the benefit of the Arrangers, the Administrative Agent and the Lenders or (iii) that all payments of principal of or premium and interest on the Subordinated Debt, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

         SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the outstanding principal amount of all outstanding Second-Lien Loans and all other monetary Obligations shall automatically be and become immediately due and payable jointly and severally by the Borrowers, without notice or demand to any Person.

         SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Second-Lien Loans and other monetary Obligations to be due and payable jointly and severally by the Borrowers, whereupon the full unpaid amount of such Second-Lien Loans and other monetary Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment.

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                                   ARTICLE IX
                            THE ARRANGERS AND AGENTs

         SECTION 9.1 Actions. Each Lender hereby appoints CSFB as its Administrative Agent under and for purposes of each Loan Document. Each Lender authorizes (i) each Arranger to act on behalf of such Lender under each Loan Document (other than the Intercreditor Agreement) and (ii) the Administrative Agent to act on behalf of such Lender under each Loan Document and to enter into the Intercreditor Agreement on its behalf and to act on behalf of such Lender under the Intercreditor Agreement and, in the absence of other written instructions from the Required Lenders received from time to time by the Arrangers (with respect to which each Arranger agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Arranger or the Administrative Agent, as the case may be, by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including, in the case of the Administrative Agent, as required by the Intercreditor Agreement, releasing collateral securing the Obligations. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Arranger and the Administrative Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, such Person in any way relating to or arising out of any Loan Document, including reasonable attorneys' fees, to the extent the same shall not have been reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Person's gross negligence or wilful misconduct. Neither Arranger nor the Administrative Agent shall be required to take any action under any Loan Document (including, in the case of the Administrative Agent, the Intercreditor Agreement), or to prosecute or defend any suit in respect of any Loan Document (including, in the case of the Administrative Agent, the Intercreditor Agreement), unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of either Arranger or the Administrative Agent shall be or become, in such Person's determination, inadequate, such Person may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2 Funding Reliance, etc. Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrowers severally agree (and the Borrowers as among themselves jointly and severally agree) to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the applicable Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Second-Lien Loans comprising such Borrowing (in the case of either Borrower) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid, and thereafter at the interest rate applicable to Second-Lien Loans comprising such Borrowing).

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         SECTION 9.3 Exculpation. None of the Administrative Agent, the
Arrangers or any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by either Arranger or the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4 Successor. The Syndication Agent may resign as such upon one Business Day's notice to the Borrowers and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrowers and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders, with the prior consent of Holdings (which consent of Holdings shall not unreasonably be withheld and shall not be required upon the occurrence and during the continuation of a Specified Default) may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, however, that if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under the Loan Documents, and Sections 11.3 and 11.4 shall continue to inure to its benefit.

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         SECTION 9.5 Loan made by each Arranger and the Administrative Agent.
Each Arranger and the Administrative Agent shall have the same rights and powers with respect to (i) the Second-Lien Loans made by it or any of its Affiliates, and (ii) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Arranger or an Administrative Agent, as the case may be. Each Arranger, the Administrative Agent and each Lender and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Holdings, either Borrower or any Subsidiary or Affiliate of Holdings or either Borrower as if such Person were not an Arranger, the Administrative Agent or a Lender hereunder.

         SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of each Arranger and each other Lender, and based on such Lender's review of the financial information of Holdings, the Borrowers and their respective Subsidiaries, the Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to make its Second-Lien Loans. Each Lender also acknowledges that it will, independently of each Arranger and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

         SECTION 9.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by Holdings or either Borrower pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrowers). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from Holdings or either Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

         SECTION 9.8 Reliance by Arrangers and the Administrative Agent. Each of the Arrangers and the Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Person. As to any matters not expressly provided for by the Loan Documents, each of the Arrangers and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, each of the Arrangers and the Administrative Agent shall be entitled to rely upon any Secured Party that has entered into a Secured Hedging Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding monetary Obligations owed to such Secured Party under any Secured Hedging Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and either Borrower to the contrary, each of the Arrangers and the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Secured Hedging Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

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         SECTION 9.9 Defaults. Neither the Arrangers nor the Administrative
Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless such Person has received a written notice from a Lender or either Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that any of the Arrangers or the Administrative Agent receives such a notice of the occurrence of a Default, such Person shall give prompt notice thereof to the Lenders. Each of the Arrangers and the Administrative Agent shall (subject to Section 11.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until such Person shall have received such directions, such Person may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders except to the extent that this Agreement requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders, as applicable.

         SECTION 9.10 Documentation Agent and Syndication Agent. The Persons identified on the signature pages of this Agreement as the "Documentation Agent" or "Syndication Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Loan Document) other than those applicable to it in its capacity as a Lender to the extent it is a Lender hereunder. Without limiting the foregoing, the Lender so identified as the "Documentation Agent" or "Syndication Agent", as the case may be, shall not have or be deemed to have any fiduciary relationship with any Lender. Each Person acknowledges that it has not relied, and will not rely, on the Person so identified as the "Documentation Agent" or the "Syndication Agent", as the case may be, in deciding to enter into this Agreement and each other Loan Document to which it is a party or in taking or not taking action hereunder or thereunder.

         SECTION 9.11 Appointment of Supplemental Agents, Sub-Agents; etc.

                  (a) In the event the Arrangers reasonably deem it necessary or desirable, they may, with the prior consent of Holdings (which consent of Holdings shall not be required upon the occurrence and during the continuation of a Default, and otherwise shall not be unreasonably withheld or delayed), appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent in respect of the collateral securing the Obligations (any such additional individual or institution being referred to herein individually as a "Supplemental Agent" and collectively as "Supplemental Agents"). Such Supplemental Agent or Supplemental Agents shall have, in respect of the collateral securing the Obligations, each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Arrangers or the Administrative Agent with respect to such collateral, to the extent necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such collateral and to perform such duties with respect to such collateral.

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                  (b) Without limiting the provisions of the foregoing clause
         (a), the Arrangers and the Administrative Agent may perform any and all of their respective duties and exercise their respective rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Arrangers or the Administrative Agent, as the case may be. The Arrangers, the Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers by or through their respective officers, directors, employees and agents.

                  (c) Should any instrument in writing from any Obligor be required by any Supplemental Agent or sub-agent so appointed by the Arrangers or the Administrative Agent to more fully and certainly vest in and confirm to him or it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Obligor to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Arrangers or the Administrative Agent, as the case may be. In case any Supplemental Agent or sub-agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent or sub-agent, to the extent permitted by law, shall vest in and be exercised by the Arrangers and the Administrative Agent until the appointment of a new Supplemental Agent or sub-agent. The provisions of
         Section 9.1, 9.3 and Section 11.4 that refer to the Arrangers and the Administrative Agent shall inure to the benefit of each Supplemental Agent and each sub-agent and all references therein to the Arrangers and the Administrative Agent shall be deemed to be references to the Arrangers, the Administrative Agent and/or each Supplemental Agent and/or sub-agent, as the context may require.

                                   ARTICLE X
                                    GUARANTY

         SECTION 10.1 Guaranty. Holdings (with respect to each Obligor) and each Borrower (with respect to the other Borrower) hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all monetary Obligations of each Borrower and each other Obligor, as the case may be, now or hereafter existing, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

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                  (b) indemnifies and holds harmless each Secured Party and each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Secured Party or such holder, as the case may be, in enforcing any rights under the guaranty set forth in this Article X.

The guaranty set forth in this Article X constitutes a guaranty of payment when due and not of collection, and Holdings and each Borrower specifically agrees that it shall not be necessary or required that any Secured Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against either Borrower or any other Obligor (or any other Person), as the case may be, before or as a condition to the obligations of Holdings or any Borrower under the guaranty set forth in this Article X.

         SECTION 10.2 Acceleration. Holdings and each Borrower agrees that, in the event of the dissolution or insolvency of either Borrower, any other Obligor or Holdings, or the inability or failure of either Borrower, any other Obligor or Holdings to pay debts as they become due, or an assignment by either Borrower, any other Obligor or Holdings for the benefit of creditors, or the commencement of any case or proceeding in respect of either Borrower, any other Obligor or Holdings under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the monetary Obligations of any Borrower or any other Obligor may not then be due and payable, each of Holdings and the Borrowers agree to pay to the Administrative Agent for the account of the Secured Parties forthwith the full amount which would be payable under the guaranty set forth in this Article X by Holdings or such Borrower, as the case may be, if all such monetary Obligations were then due and payable.

         SECTION 10.3 Guaranty Absolute, etc. The guaranty set forth in this
Article X shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all monetary Obligations of each Borrower and each other Obligor have been paid in full in cash and all obligations of Holdings and each Borrower under the guaranty set forth in this Article X shall have been paid in full in cash. Each of Holdings and the Borrowers guarantee that the monetary Obligations of each Borrower and each other Obligor, as the case may be, will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party or any holder of any Note with respect thereto. The liability of Holdings and the Borrowers under the guaranty set forth in this Article X shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

                  (b) the failure of any Secured Party or any holder of any Note

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against either Borrower, any other Obligor or any other Person (including any other guarantor (including either Borrower or Holdings)) under the provisions of this Agreement, any Note, any other Loan Document or otherwise, or

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                           (ii) to exercise any right or remedy against any
                  other guarantor (including either Borrower or Holdings) of, or collateral securing, any Obligations of either Borrower or any other Obligor;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of either Borrower or any other Obligor (other than Holdings), or any other extension, compromise or renewal of any Obligation of either Borrower or any other Obligor (other than Holdings);

                  (d) any reduction, limitation, impairment or termination of any Obligations of either Borrower for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Holdings hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of either Borrower or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Secured Party or any holder of any Note securing any of the Obligations of either Borrower; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, either Borrower, any surety or any guarantor.

         SECTION 10.4 Reinstatement, etc. Holdings and each Borrower agree that the guaranty set forth in this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of either Borrower or otherwise, all as though such payment had not been made.

         SECTION 10.5 Waiver, etc. Holdings and each Borrower hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of either Borrower and the guaranty set forth in this
Article X and any requirement that the Administrative Agent, any other Secured Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against either Borrower, any other Obligor or any other Person (including any other guarantor (including Holdings)) or entity or any collateral securing the Obligations of either Borrower.

         SECTION 10.6 Postponement of Subrogation, etc. Holdings agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under the guaranty set forth in this Article X, by any payment made under the guaranty set forth in this Article X or otherwise, until the prior payment in full in cash of all monetary Obligations of each Borrower and each other Obligor. Each Borrower hereby permanently and irrevocably waives any such rights of subrogation it may acquire under the guaranty set forth in this
Article X. Any amount paid to Holdings on account of any such subrogation rights prior to the payment in full in cash of all monetary Obligations of each Borrower and each other Obligor shall be held in trust for the benefit of the Secured Parties and each holder of a Note and shall immediately be paid to the Administrative Agent for the benefit of the Secured Parties and each holder of a Note and credited and applied against the monetary Obligations of each Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if

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                  (a) Holdings has made payment to the Secured Parties and each holder of a Note of all or any part of the monetary Obligations of either Borrower, and

                  (b) all monetary Obligations of each Borrower and each other Obligor have been paid in full in cash,

each Secured Party and each holder of a Note agrees that, at Holdings' request, the Administrative Agent, on behalf of the Secured Parties and the holders of the Notes, will execute and deliver to Holdings appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to Holdings of an interest in the monetary Obligations of the applicable Borrower resulting from such payment by Holdings. In furtherance of the foregoing, for so long as any Obligations remain outstanding, Holdings shall refrain from taking any action or commencing any proceeding against either Borrower (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the guaranty set forth in this Article X to any Secured Party or any holder of a Note.

         SECTION 10.7 Successors, Transferees and Assigns; Transfers of Notes, etc. The guaranty set forth in this Article X shall:

                  (a) be binding upon Holdings, each Borrower and their permitted successors, transferees and assigns;

                  (b) inure to the benefit of and be enforceable by each Arranger, the Administrative Agent and each other Secured Party; and

                  (c) shall not constitute a novation.

Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Second-Lien Loans held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including the guaranty set forth in this Article X) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 and Article IX.

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                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         SECTION 11.1 Waivers, Amendments, etc. The provisions of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Holdings, the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver shall:

                  (a) modify this Section without the consent of all Lenders;

                  (b) increase the aggregate amount of any Second-Lien Loans required to be made by a Lender pursuant to this Agreement without the consent of such Lender;

                  (c) extend any date of payment of principal for any Lender's Second-Lien Loan, or reduce or forgive the principal amount of, rate of interest or fees on, or any Prepayment Premium in respect of, any Second-Lien Loan (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor), or extend the date on which such interest, fees or Prepayment Premiums are payable in respect of such Second-Lien Loan without the consent of the Lender which has made such Second-Lien Loan (it being understood and agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Second-Lien Loans and other Obligations shall only require the vote of the Required Lenders);

                  (d) reduce the percentage set forth in the definition of "Required Lenders" or modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

                  (e) except as otherwise expressly provided in a Loan Document (including the Intercreditor Agreement), release (including by way of assignment or transfer of rights or Obligations) (i) either Borrower from its Obligations under the Loan Documents, Holdings from its Obligations under Article X or any Subsidiary Guarantor from its Obligations under the Subsidiary Guaranty or (ii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;

                  (f) cause any monetary Obligation owing to any Lender to become contractually subordinated to any other Indebtedness owing to any other Person without the consent of such Lender;

                  (g) modify the definition of "Affiliate" or "Related Fund";

                  (h) as to any Lender, modify the terms or provisions of
         Section 4.7 or Section 4.8 hereof or Section 6.1(b) of the Security and Pledge Agreement, relating to such Lender without the consent of such Lender; or

                  (i) affect adversely the interests, rights or obligations of either Arranger (in its capacity as an Arranger or as the Administrative Agent, as the case may be), unless consented to by such Arranger.

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No failure or delay on the part of either Arranger, the Administrative Agent or any Lender in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by either Arranger, the Administrative Agent or any Lender under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         For purposes of this Section 11.1, the Arrangers, in coordination with the Administrative Agent, shall have primary responsibility, together with the Borrowers, in the negotiation, preparation and documentation relating to any amendment, modification or waiver under this Agreement, any other Loan Document or any other agreement or document related hereto or thereto contemplated pursuant to this Section.

         Notwithstanding the foregoing, if at any time the Borrowers shall advise the Administrative Agent that they wish to issue or incur, in compliance with Sections 7.2.2 and 7.2.3, additional Indebtedness secured by Liens ranking pari passu with the Liens securing the Obligations, the parties hereto agree that the Intercreditor Agreement (and, if the Administrative Agent shall deem it advisable, the Security and Pledge Agreement) will be amended as appropriate (i) to provide for the securing of such additional Indebtedness, (ii) to subordinate the Liens securing such additional Indebtedness to the Liens securing the First-Lien Obligations (as defined in the Intercreditor Agreement), (iii) to provide that the Liens securing such additional Indebtedness will rank pari passu with the Liens securing the Obligations, regardless of the order of creation or perfection of such Liens, (iv) to provide for the ratable distribution of Collateral (as defined in the Intercreditor Agreement) or proceeds thereof among the holders of such additional Indebtedness and the holders of the Obligations and (v) to incorporate such other changes as shall be reasonably requested to afford to the holders of such additional Indebtedness and any collateral agent acting on their behalf rights with respect to such Collateral equal to those of the holders of the Obligations, and each Lender hereby authorizes and directs the Administrative Agent to enter into such amendments without any further action by the Lenders.

         Any term or provision hereof or otherwise to the contrary notwithstanding, neither the execution and delivery of this Agreement or any other Loan Document, nor the making of the initial Second-Lien Loans hereunder, shall be deemed to be (or intended to be) a waiver by any Lender, the Administrative Agent or either Arranger of any Default or Event of Default that may arise as a result of any of the events described in the Form 8-Ks filed by Holdings on March 22, 2004 and March 24, 2004, respectively, and the Administrative Agent, the Arrangers and the Lenders hereby expressly reserve any and all rights or remedies which may arise at any time after the date hereof, whether hereunder, under any other Loan Document or at law, equity or otherwise, in respect of any such events or any Default or Event of Default resulting therefrom.

         SECTION 11.2 Notices; Time. All notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Administrative Agent, Holdings or either Borrower, at its address or facsimile number set forth below its signature in this Agreement, and if to a Lender to the applicable Person at its address or facsimile number set forth below its signature in this Agreement or set forth in the Lender Assignment Agreement pursuant to which it became a Lender hereunder, and if to either Arranger, at its address or facsimile number set forth on Schedule III, or at such other address or facsimile number as may be designated by any such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York City time.

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         SECTION 11.3 Payment of Costs and Expenses. The Borrowers jointly and severally agree to pay on demand all expenses of each Arranger and the Administrative Agent (including the fees and out-of-pocket expenses of Mayer, Brown, Rowe & Maw LLP, counsel to the Arrangers and of local counsel, if any, who may be retained by or on behalf of the Arrangers) in connection with

                  (a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

                  (b) the filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

The Borrowers further jointly and severally agree (i) to pay all fees required to be paid under the Engagement Letter in the amounts and on the dates provided therein, (ii) to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Second-Lien Loans or the issuance of the Notes and (iii) to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with either Borrower, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 11.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrowers hereby jointly and severally indemnify, exonerate and hold each Secured Party and each of their respective officers, directors, employees, trustees, advisors and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

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                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of Second-Lien Loans, including all Indemnified Liabilities arising in connection with the transactions contemplated hereby;

                  (b) the entering into and performance of any Loan Document (including the Intercreditor Agreement) by any of the Indemnified Parties;

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the monetary Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct (as determined by a court having jurisdiction in a final proceeding) or disputes between Indemnified Parties. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor's obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

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         It is understood and agreed that, to the extent not precluded by a conflict of interest, each Indemnified Party shall endeavor to make reasonable efforts to minimize the legal and other expenses associated with any defense and any potential settlement or judgment (including the use of single counsel selected by such Indemnified Parties). Settlement of any such claim or litigation involving any material indemnified amount will require the approval of the relevant Obligor (such approval not to be unreasonably withheld or delayed).

         SECTION 11.5 Survival. The obligations of each Borrower under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, the obligations of Holdings under Article X in respect of such obligations of each such Borrower and the obligations of the Lenders under Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 11.3 and 11.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

         SECTION 11.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 11.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

         SECTION 11.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Borrower, each Arranger, the Administrative Agent and each Lender (or notice thereof satisfactory to the Arrangers), shall have been received by the Arrangers.

         SECTION 11.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). The Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto, except the Engagement Letter.

         SECTION 11.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither Borrower may assign or transfer its rights or obligations hereunder without the consent of all of the Lenders.

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         SECTION 11.11 Sale and Transfer of Second-Lien Loans; Participations in
Notes. Each Lender may assign, or sell participations in, its Second-Lien Loans to one or more other Persons in accordance with the terms set forth below.

         SECTION 11.11.1 Assignments. Any Lender (an "Assignor Lender"),

                  (a) with the written consent of Holdings and the Administrative Agent (which consents (i) shall not be unreasonably delayed or withheld, (ii) of Holdings shall not be required (x) during the Primary Syndication or (y) upon the occurrence and during the continuance of any Event of Default, (iii) of the Administrative Agent shall not be required in the case of any assignment made by CSFB, BAS, GECC or any of their respective Affiliates, and (iv) of Holdings and the Administrative Agent shall not be required in the case of any assignment made by such Lender to any of its Affiliates or Related Funds (an "Affiliate Lender Assignment")) may at any time assign and delegate to one or more commercial banks, funds or similar investment vehicles that are regularly engaged in making, purchasing or investing in loans or securities, or other financial institutions, and

                  (b) with notice to Holdings and the Administrative Agent (except in the case of an Affiliate Lender Assignment), but without the consent of Holdings and the Administrative Agent, may assign and delegate to any other Lender or any Affiliate or Related Fund of any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Assignor Lender's Second-Lien Loans in a minimum aggregate amount of (i) $1,000,000 (provided that (1) assignments that are made on the same day to funds that (x) invest in commercial loans and (y) are managed or advised by the same investment advisor or any Affiliate of such investment advisor may be treated as a single assignment for purposes of the minimum amount and (2) no minimum amount shall be required in the case of any assignment between two Lenders so long as the Assignor Lender has an aggregate amount of Second-Lien Loans of at least $1,000,000 following such assignment) unless Holdings and the Administrative Agent otherwise consent or (ii) the then remaining amount of such Assignor Lender's Second-Lien Loans; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and the Borrowers, each other Obligor, the Arrangers and the Administrative Agent shall be entitled to continue to deal solely and directly with such Assignor Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                           (A) written notice of such assignment and delegation,
                  together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to Holdings and the Administrative Agent by such Assignor Lender and such Assignee Lender;

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                           (B) such Assignee Lender shall have (i)
                  electronically executed and delivered to Holdings and the Administrative Agent a Lender Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (ii) manually executed and delivered to Holdings and the Administrative Agent a Lender Assignment Agreement, in each case accepted by the Administrative Agent;

                           (C) in the case of assignments made pursuant to
                  clause (B)(ii) above, the processing fees described below shall have been paid; and

                           (D) the Administrative Agent shall have registered
                  such assignment and delegation in the Register pursuant to clause (b) of Section 2.5;

provided, however, that should an Assignor Lender or Assignee Lender in respect of an Affiliate Lender Assignment deliver a Lender Assignment Agreement to Holdings and the Administrative Agent for recording, such Assignor Lender or Assignee Lender shall provide relevant administration details and applicable tax forms with such Lender Assignment Agreement.

Notwithstanding anything contained in this Section 11.11 to the contrary, a Lender may effect an Affiliate Lender Assignment without delivering a Lender Assignment Agreement to Holdings and the Administrative Agent and without payment of the processing fee (only if such Lender Assignment Agreement is delivered to the Administrative Agent via ClearPar, LLC or such other electronic settlement system acceptable to the Administrative Agent); provided, however, that the Borrowers, each other Obligor, the Arrangers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Assignor Lender in connection with such Assignor Lender's assigned rights and obligations under this Agreement and shall have no obligations or duties to such Assignee Lender until a Lender Assignment Agreement has been delivered to the Administrative Agent and pursuant to Section 2.5 promptly recorded in the Register. The failure of such Assignor Lender to deliver a Lender Assignment Agreement to the Administrative Agent with respect to such Affiliate Lender Assignment shall not affect the legality, validity or binding effect of such assignment. Each assignee party to an Affiliate Lender Assignment shall be deemed to have consented to be bound by the terms of the Intercreditor Agreement.

From and after the date that the Administrative Agent accepts a Lender Assignment Agreement and such assignment and delegation is registered pursuant to clause (b) of Section 2.5 (or, with respect to an Affiliate Lender Assignment, from and after the date of such assignment), (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Any Assignor Lender that shall have previously requested and received any Note or Notes shall, upon the acceptance by the Administrative Agent of the applicable Lender Assignment Agreement, mark such Note or Notes "exchanged" and deliver them to the Borrowers (against, if the Assignor Lender has retained Second-Lien Loans and has requested replacement Notes pursuant to clause (b)(ii) of Section 2.5, its receipt from the Borrowers of replacement Notes in the principal amount of the Second-Lien Loans). Such Assignor Lender or such Assignee Lender (unless the Assignor Lender or the Assignee Lender is CSFB, BAS, GECC or any of their respective Affiliates) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500, unless such assignment and delegation is made pursuant to clause (B)(i) above or by a Lender to a Federal Reserve Bank, as provided below, or is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be null and void. Nothing contained in this Section 11.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Second-Lien Loans) under this Agreement and/or its Second-Lien Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and any Lender that is a fund that invests in bank loans may pledge all or any portion of its rights (but not its obligations to make Second-Lien Loans) hereunder to any trustee or holders of obligations owed, or securities issued by, such fund as security for such obligations or securities or to any other representative of such holders; provided, however, that no such pledge shall conflict with any law, regulation or order of any governmental authority.

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         SECTION 11.11.2 Participations. Any Lender may sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Second-Lien Loans or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section shall relieve such Lender from its obligations under any Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its obligations;

                  (c) each Obligor, the Administrative Agent and the Arrangers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under each Loan Document;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action under any Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clauses (a), (b), (c) or (f) of
         Section 11.1 with respect to Obligations participated in by such Participant; and

                  (e) neither Holdings nor either Borrower shall be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Borrower and Holdings acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 11.3 and 11.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on such Borrower or (with respect to any claim under Section 4.6) Holdings for such increased costs and, in the case of Section 4.6, such Participant complies therewith as if it were a Lender. Any Lender that sells a participating interest in any Second-Lien Loan or other interest to a Participant under this Section shall indemnify and hold harmless Holdings, each Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by Holdings, such Borrower or the Administrative Agent as a result of the failure of such Borrower or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-Domestic Lender that was entitled to deliver to the Borrowers, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal Taxes.

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

         Each Lender shall, as agent of Holdings and the Borrowers solely for the purpose of this Section, record in book entries maintained by such Lender the name and the amount of the participating interest of each Participant entitled to receive payments in respect of any participating interests sold pursuant to this Section.

         SECTION 11.12 Reorganization Transaction. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, so long as there shall not exist any pending or threatened action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality which contests the consummation of any of the following transactions, upon an election by Holdings,

                  (a) Holdings, at any time, in its sole discretion may, contemporaneously with the assumption and issuances referred to in clauses (b) and (c) below, contribute all of its assets (including the Capital Securities of WRC) to WRC; provided that the Administrative Agent shall have a perfected pledge of, and security interest in and to all such assets so contributed as it had immediately prior to such contribution pursuant to such documentation and opinions in form and substance reasonably satisfactory to the Administrative Agent and its counsel as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein;

                  (b) WRC may, contemporaneously with the contribution referred to in clause (a) above and the issuances referred to in clause (c) below, assume substantially all of the liabilities of Holdings so long as (i) no Specified Default shall have occurred and be continuing on the date any such liabilities are to be assumed, nor would a Specified Default result from any such assumption and (ii) after giving effect to any such assumption, Holdings and the Borrowers shall be in pro forma compliance with the covenant set forth in Section 7.2.4 for the most recent fully ended Fiscal Quarter preceding the date of such assumption;

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                  (c) WRC may, contemporaneously with the contribution and
         assumption referred to in clauses (a) and (b) above, issue its common stock and its WRC PIK II Preferred Equity to Holdings so long as

                           (A) no Specified Default shall have occurred and be
                  continuing on the date of such issuance, nor would a Specified Default result from any such issuance;

                           (B) after giving effect to such issuance, the
                  Borrowers shall be in pro forma compliance with the covenant set forth in Section 7.2.4 for the most recent fully ended Fiscal Quarter preceding the date of such issuance; and

                           (C) after giving effect to such issuance, the
                  Administrative Agent shall have a perfected pledge of, and security interest in and to all of the issued and outstanding interests of Capital Securities of each Borrower (including the WRC PIK II Preferred Equity) as the Administrative Agent had immediately prior to such issuance in form and substance reasonably satisfactory to the Administrative Agent and its counsel, pursuant to such documentation and opinions as shall be necessary in the opinion of the Administrative Agent to create, perfect or maintain the collateral position of the Secured Parties therein; and

                  (d) Holdings may distribute all of the WRC PIK II Preferred Equity to the PIK Preferred Equity Holders in exchange for all of the PIK Preferred Equity and distribute up to 3% of the outstanding WRC common stock held by Holdings in exchange for all or the remainder of the Holdings (Unit) Common Stock.

         The parties hereto agree to cooperate with each other in connection with any such contribution or assumption or related transaction described in this Section 11.12 to amend the Loan Documents to the extent reasonably necessary to adjust for the effect of any such contribution, assumption or related transaction described in this Section 11.12; provided that such amendments could not reasonably be expected to have a material adverse effect on the rights or remedies of any Secured Party under any Loan Document as in effect immediately prior to any such amendment.

         SECTION 11.13 Confidentiality. Each of the Arrangers, the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee or participant of, or any successor to, any of its rights or obligations under this Agreement, or to any direct or indirect contractual counterparties in agreements relating to Hedging Obligations or such contractual counterparties' professional advisors, (g) with the consent of Holdings or (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to any Arranger, the Administrative Agent or any Lender on a nonconfidential basis from a source other than Holdings or any of its Subsidiaries. For the purposes of this Section, "Confidential Information" means all information received from Holdings or any of its Subsidiaries relating to its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Holdings or any of its Subsidiaries; provided that, in the case of information received from Holdings or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

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         SECTION 11.14 Other Transactions. Nothing contained herein shall preclude the Administrative Agent or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with Holdings, either Borrower or any of their respective Affiliates in which Holdings, such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 11.15 Patriot Act. Each Lender that is subject to Section 326 of the Patriot Act and/or the Administrative Agent and/or the Arrangers (each of the foregoing acting for themselves and not acting on behalf of any of the Lenders) hereby notify the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender, Administrative Agent or Arranger, as the case may be, to identify each Borrower in accordance with the Patriot Act.

         SECTION 11.16 Intercreditor Agreement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document (i) the Liens granted to the Administrative Agent in favor of the Secured Parties pursuant to this Agreement and the other Loan Documents and the exercise of any right related to any collateral shall be subject, in each case, to the terms of the Intercreditor Agreement; and (ii) in the event of any direct conflict between the express terms and provisions of this Agreement and the Intercreditor Agreement or the Intercreditor Agreement and any other Loan Document, in each case, with respect to the Liens granted to the Administrative Agent in favor of the Secured Parties pursuant to this Agreement and the other Loan Documents and the exercise of any right related to any collateral, the terms and provisions of the Intercreditor Agreement shall control.

         SECTION 11.17 Independence of Covenants. All covenants contained in this Agreement and each other Loan Document shall be given independent effect such that, in the event a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not, unless expressly so provided in such first covenant, avoid the occurrence of a Default or an Event of Default if such action is taken or such condition exists.

         SECTION 11.18 Release of Subsidiary Guarantors. If (i) the Administrative Agent receives a certificate from Holdings signed by an Authorized Officer certifying as of the date of such certificate that, after the consummation of the transaction or series of transactions described in reasonable detail satisfactory to the Administrative Agent in such certificate on such date, the Subsidiary Guarantor identified in such certificate will no longer be a Subsidiary of Holdings or the Borrowers, (ii) such transactions are consummated on such date in accordance with and without violating the provisions of this Agreement or any other Loan Document, and (iii) both before and after giving effect to such transactions, no Default shall have occurred and be continuing, then the Subsidiary Guaranty of such Subsidiary Guarantor shall automatically terminate and such Subsidiary shall cease to be a party to any Loan Document. No such termination or cessation shall release, reduce, or otherwise adversely affect the obligations of any other Obligor under this Agreement, any other Subsidiary Guaranty, or any other Loan Document, all of which obligations continue to remain in full force and effect. The Lenders shall, at the expense of Holdings, execute such documents as Holdings may reasonably request to evidence such termination or cessation, as the case may be.

         SECTION 11.19 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, ANY ISSUER, HOLDINGS OR EITHER BORROWER IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. HOLDINGS AND EACH BORROWER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 11.2. HOLDINGS AND EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT HOLDINGS OR EITHER BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, HOLDINGS AND SUCH BORROWER HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

         SECTION 11.20 Waiver of Jury Trial. EACH AGENT, EACH LENDER, EACH ISSUER, HOLDINGS AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH AGENT, SUCH LENDER, SUCH ISSUER, HOLDINGS OR SUCH BORROWER IN CONNECTION THEREWITH. HOLDINGS AND EACH BORROWER ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

                               [End of Agreement]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                            WEEKLY READER CORPORATION


                            By:___________________________________________
                                 Name: Charles L. Laurey
                                 Title: Secretary

                            Address: 512 Seventh Avenue, 23rd Floor
                                     New York, New York 10018

                            Fax No.:

                            Attention: Charles Laurey

                            COMPASSLEARNING, INC.


                            By:___________________________________________
                                Name: Charles L. Laurey
                                Title: Secretary

                            Address: 512 Seventh Avenue, 23rd Floor
                                     New York, New York 10018

                            Fax No.:

                            Attention: Charles Laurey

                            WRC MEDIA INC.


                            By:___________________________________________
                                Name: Charles L. Laurey
                                Title: Secretary

                            Address: 512 Seventh Avenue, 23rd Floor
                                     New York, New York 10018

                            Fax No.:

                            Attention: Charles Laurey

                            CREDIT SUISSE FIRST BOSTON,
                            acting through its Cayman
                            Islands Branch, as
                            Administrative Agent and as
                            a Lender


                            By:___________________________________________
                                 Name:
                                 Title:


                            By:___________________________________________
                                 Name:
                                 Title:


                            Address: Eleven Madison Avenue
                                     New York, New York 10010

                            Fax No.:

                            Attention: Julia Kingsbury

                                                                      SCHEDULE I

                     DISCLOSURE SCHEDULE TO CREDIT AGREEMENT

ITEM 6.7.  Litigation.

ITEM 6.8.  Existing Subsidiaries.

ITEM 6.11.  Employee Benefit Plans.

ITEM 6.12.  Environmental Matters.

ITEM 6.17(a) Holdings Share Ownership.

ITEM 6.17(b) WRC Share Ownership.

ITEM 6.17(c) CLI Share Ownership.

ITEM 6.17(d) ChildU Share Ownership.

ITEM 7.1.11. States with more than $1,000,000 Collateral.

ITEM 7.2.2(c) Existing Indebtedness.

ITEM 7.2.3(c)  Ongoing Liens.

ITEM 7.2.5(a)  Ongoing Investments.